UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 28, 1999

ALADDIN OIL CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	0-23867	86-0868911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11911 San Vicente Blvd., Suite 351 Los Angeles, CA	90049
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 806-0080

Buffalo Capital V, Ltd.

7331 S. Meadow Court, Boulder, Colorado 80301

(Former name or former address, if changed since last report)

ITEM 1. Change in Control of Registrant.

Description of Transaction.

On June 28, 1999, control of Buffalo Capital V, Ltd., a Colorado corporation ("Buffalo,") changed. The transaction which caused the change of control was the closing under an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") dated November 23, 1998, between Buffalo and Aladdin Oil Corporation, a Nevada Corporation ("Old Aladdin").

Upon closing under the Merger Agreement, Old Aladdin was merged with and into Buffalo pursuant to the laws of Nevada and Colorado, and Old Aladdin ceased to exist. Also, upon closing under the Merger Agreement, Buffalo (which was the surviving entity in the merger transaction) changed its name to Aladdin Oil Corporation ("New Aladdin").

At the time of execution of the Merger Agreement, Buffalo had a total of 4,620,000 shares of common stock issued and outstanding. As a condition precedent to completion of the merger with Old Aladdin, Buffalo was required to reduce its issued and outstanding common stock from 4,620,000 shares to 406,099 shares. Buffalo completed this reduction in its issued and outstanding common stock through a two-step process.

The first step was a 1:2 reverse stock split, which was approved by the shareholders of Buffalo, and which had the effect of reducing Buffalo's issued and outstanding common stock from 4,620,000 shares to 2,310,000 shares. Following the reverse stock split, certain shareholders of Buffalo voluntarily surrendered a total of 1,903,901 of their shares for cancellation, thereby reducing the number of issued and outstanding shares of common stock to the required total of 406,099. These 406,099 shares were retained by the former shareholders of Buffalo as their ownership interest in the shares of common stock of the surviving entity, New Aladdin, upon completion of the merger transaction.

In order to complete the merger transaction between Buffalo and Old Aladdin, the former holders of common stock of Old Aladdin were issued a total of 3,718,320 shares of common stock of New Aladdin. In addition, the former holders of other securities of Old Aladdin, including persons holding Series A Convertible Preferred Stock, Class A Warrants, Class B Warrants and Units (each of which consisted of a 12% Convertible Debenture in the face amount of $1,000, 625 Class A Warrants and 625 Class B Warrants) of Old Aladdin, received new securities of the same class which were issued on a one-for-one basis by New Aladdin.

As a result of the issuance of shares of common stock and other securities of New Aladdin to the former shareholders of Old Aladdin, the merger resulted in a change of control of New Aladdin. Following the merger, New Aladdin had a total of 4,124,419 shares of common stock issued and outstanding, of which 3,718,320 shares, or approximately 90.15%, were owned by the former shareholders of Old Aladdin, and 406,099 shares, or approximately 9.85%, were owned by the former shareholders of Buffalo.

In addition to the issuance of common stock, completion of the merger also involved issuance by New Aladdin of securities other than common stock. These other securities were issued by New Aladdin on a one-for-one basis in exchange for identical securities of Old Aladdin and represent another element in the change of control which resulted from completion of the merger transaction. The other securities which were issued included 1,677,000 shares of Series A Convertible Preferred Stock, 1,088,500 Class A Warrants, 1,688,000 Class B Warrants and 417.6 Units. The terms and conditions of these other securities are described below.

Series A Convertible Preferred Stock.

A total of 1,677,000 shares of Series A Convertible Preferred Stock were issued in conjunction with completion of the merger transaction. From the date of issuance until June 30, 1999, holders of Series A Convertible Preferred Stock were entitled to receive a preferential cash dividend equal to $0.09 per share (12% per annum). After June 30, 1999, holders of Series A Convertible Preferred Stock are no longer entitled to receive payment of a dividend. The outstanding shares of Series A Convertible Preferred Stock are entitled to a liquidation preference equal to $0.75 per share and are convertible into shares of common stock of New Aladdin on a one-for-one basis. As of April 30, 2001, 1,677,000 shares of the Series A Convertible Preferred Stock have been converted and 0 shares remain issued and outstanding.

Class A and Class B Warrants.

A total of 1,088,500 Class A Warrants were issued in conjunction with completion of the merger transaction. Each Class A Warrant entitled the holder thereof to purchase one share of New Aladdin common stock at a price of $1.50 per share at any time from the date of issuance until December 31, 1999. A total of 1,688,000 Class B Warrants were issued in conjunction wtih completion of the merger transaction. Each Class B Warrant entitled the holder thereof to purchase one share of New Aladdin common stock at a price of $1.00 per share at any time from the date of issuance until December 31, 1999. None of the warrants were exercised prior to their expiration on December 31, 1999.

Units.

A total of 417.6 Units were issued in conjunction with completion of the merger transaction. Each Unit consisted of one 12% Convertible Debenture in the face amount of $1,000, bearing interest at the rate of 12% per annum from the original issuance date of such debenture until 9/99, 625 Class A Warrants and 625 Class B Warrants. Interest on the Convertible Debentures was payable monthly until 9/99, and such Debentures were convertible at any time on the basis of .75 shares of common stock for each $1.00 face amount (i.e. 800 shares per each $1,000 Debenture). As of April 30, 2001, all of such Debentures had been converted resulting in the issuance of 334,080 shares of common stock. None of the warrants which were part of the Units were exercised prior to their expiration on December 31, 1999.

The persons who are holders of the Common Stock of New Aladdin following completion of the Merger will have no preemptive rights in connection with such shares. As a result, shareholders of New Aladdin may be further diluted in their percentage ownership of New Aladdin if additional shares of Common Stock are issued by New Aladdin in the future. Cumulative voting in the election of directors for New Aladdin will also be prohibited. Immediately after the Effective Date, Ms. Meghan Robins and her affiliates and family members will collectively own an aggregate of 3,049,101 shares of Common Stock, representing approximately 74% of the outstanding shares. Accordingly, such persons will be able to exercise control over the business and affairs of the Company, including the election of directors and other matters submitted to a vote of stockholders.

Board of Directors.

In conjunction with completion of the merger transaction, the former directors of Buffalo resigned and appointed the persons who had been directors of Old Aladdin as their successors to be directors of New Aladdin. The newly appointed directors of New Aladdin then appointed officers for the company. The persons appointed as directors and officers of New Aladdin are as follows:

Meghan R. Robins, President, Chief Executive Officer, and Chairman of the Board.

Meghan Robins was the Founder of Old Aladdin and was its president from the date of its incorporation (January 17, 1997) until its merger with Buffalo. Prior to January, 1997, Ms. Robbins was employed (since June 1965) by Aladdin Oil, a California corporation which was established in February, 1953 (and was the predecessor to Old Aladdin). Ms. Robins' responsibilities include title research, landowner liaisons, coordination of recordation data and permit requirements and filings. Ms. Robins is the wife of Haskell Robins.

Max P. Lammers, Vice President and Director.

Max Lammers served as a director of Old Aladdin from June, 1998, when it acquired substantially all of the oil and gas assets of Industrial International, Inc., until its merger with Buffalo. Prior to June, 1998, Mr. Lammers was President and Chairman of Industrial International, Inc., from 1976 to June, 1998. Mr. Lammers continues to serve as President of Maxwell Capital Corporation, a financial advisory and consulting firm which commenced operations in April of 1996. Prior to this, Mr. Lammers served as an account executive in the brokerage industry with Maxus Securities from January, 1996, to April, 1996, and with Robert Thomas Securities from April, 1995, to December, 1995. Mr. Lammers served as Vice President for the brokerage firm of A.T. Brod & Company from October 1, 1993, until March, 1995.

Haskell Robins, Director.

Haskell Robins is President of H. Robins, Inc., a packaging distribution company he established in 1987 in Nevada. The company is a distributor of corrugated shipping containers and packaging supplies. It serves major national manufacturers and distribution centers across the commercial spectrum. Prior to establishing H. Robins, Inc., Mr. Robins was employed by Container Corporation of America from 1955 to 1987. Mr. Robins is a retired naval pilot. He joined the board of directors of Old Aladdin in July, 1998, and is the husband of Meghan Robins.

Amy R. Montano, Director.

Amy R. Montano has served as director of Old Aladdin since June of 1998. Since August, 1996, Ms. Montano has also served as the President of Investors Information Services, an investor relations firm headquartered in Irvine, California, which primarily services smaller oil and gas companies. Since July, 1996, Ms. Montano has also served as an officer and director of C.K. Cooper & Company, an investment banking firm headquartered in Irvine, California, which focuses on smaller oil and gas companies. From April, 1995, to June, 1996, Ms. Montano served as Syndicate Manager for Brookstreet Securities Corporation of Irvine, California. From August, 1992 to December, 1994, Ms. Montano served as Vice President, Syndicate & Branch Operations for Montano Securities Corporation.

Ms. Montano filed a personal bankruptcy petition in Orange County, California, in December 1997, as a result of an award entered against her and several other parties in an NASD Arbitration Proceeding. After Montano Securities Corporation was sold, the Arbitration Proceeding was brought by certain shareholders of Montano Securities Corporation against Ms. Montano and 15 other defendants, and involved allegations of false advertising, mismanagement, misrepresentation and conversion of corporate funds. Although Ms. Montano was not an executive officer of Montano Securities Corporation and had no operating discretion at the firm, she was found to be jointly and severally liable for the arbitration award. Any personal liability which Ms. Montano may have had in this matter was discharged as a result of her bankruptcy filing, and she has no further liability as a result of this occurrence.

The following table sets forth certain information regarding the beneficial ownership of New Aladdin common stock, as of June 28, 1999 (immediately following closing under the Merger Agreement), by (a) each beneficial owner of more than five percent, (b) each director, and (c) all directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

Beneficial Owner	Shares Beneficially Owned	Percent Beneficially Owned
Meghan R. Robins (1)	3,049,101	74%
Max P. Lammers (2)	419,219	10%
Haskel R. Robins (1)	-	-
Amy R. Montano	-	-
Metzenbaum Trust	3,000,000	73%
Behrooz Sarafraz	250,000	6%
Directors and Executive Officers as a Group	3,468,320	84%

(1) Includes 3,000,000 shares held by the Metzenbaum Trust, a trust in which Ms. Robins serves as Trustee. Meghan and Haskell Robins are husband and wife.

(2) Includes 419,219 shares owned by Industrial International, Inc., of which Max P. Lammers serves as President and Chairman, and is the sole shareholder.

A copy of the Merger Agreement is filed as an exhibit to this Current Report on Form 8-K and is incorporated in its entirety herein.

ITEM 7. Financial Statements and Exhibits.

a) Financial Statements: The following financial statements of Aladdin Oil Corporation. are filed herewith:

Report of Independent Auditors

Consolidated Balance Sheet - June 30, 1998 and December 31, 1998

Consolidated Statement of Operations for the year ended and six months ended June 30, 1998 and December 31, 1998 and 1997 (unaudited) respectively

Consolidated Statement of Stockholders' Equity for the year ended and six months ended June 30, 1998 and December 31, 1998 (unaudited)

Consolidated Statement of Cash Flow for the year ended and six months ended June 30, 1998 and December 31, 1998 and 1997 (unaudited) respectively

Notes to Consolidated Financial Statements

b) Reviewed Pro Forma Financial Information:

Consolidated Pro Forma Balance Sheet (unaudited) as of December 31, 1998

Consolidated Pro Forma Statement of Income (unaudited) as of December 31, 1998

Notes to Consolidated Pro Forma Financial Statements for the year ended December 31, 1998

c) Pro Forma Financial Information Aladdin Oil Corporation

Consolidated Pro Forma Balance Sheet (unaudited) as of June 30, 1998

Consolidated Pro Forma Balance Statement of Operations for the year ended June 30, 1998 (unaudited)

Notes to Unaudited Consolidated Pro Forma Financial Statements for the Period ended June 30, 1998

(d) The following exhibit is filed as part of this Current Report on Form 8K:

2.1 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION BY AND BETWEEN ALADDIN OIL CORPORATION AND BUFFALO CAPITAL V, LTD.

REPORT OF INDEPENDENT AUDITORS

Shareholders and Board of Directors

Aladdin Oil, Inc.

West Los Angeles, California

We have audited the accompanying consolidated balance sheet of Aladdin, Inc. and Subsidiary (a Nevada corporation) as of June 30, 1998 and the related consolidated statements of operations,

stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Aladdin Oil, Inc. and Subsidiary, as of June 30, 1998, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

BROWN ARMSTRONG RANDALL

REYES PAULDEN & McCOWN

ACCOUNTANCY CORPORATION

Bakersfield, California

November 13, 1998, except for Notes 1 and 9, whose date is February

20, 1999

ALADDIN OIL, INC.

CONSOLIDATED BALANCE SHEET

JUNE 30, 1998 AND DECEMBER 31, 1998

	December 31, 1998 (unaudited)	June 30, 1998
ASSETS
Current Assets
Cash and cash equivalents	98,427	160,363
Accounts receivable	15,936	-
TOTAL CURRENT ASSETS	114,363	160,363
Oil and gas properties (successful efforts basis, net)	670,035	699,886
Equipment and fixtures, net	59,188	64,569
	729,223	764,455
Other Assets - start up costs	609	609
	844,195	925,427
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Current liabilities
Accounts payable	32,784	-
Accrued interest and dividends	18,925	12,578
Due to working interests	5,491	-
Other accrued liabilities	4,199	-
TOTAL CURRENT LIABILITIES	61,399	12,578
Commitments and contingencies	-	-
Convertible debentures	515,600	148,000
Total Liabilities	576,999	160,578
STOCKHOLDERS' EQUITY
Common stock, .01 par value, 20,000,000 shares authorized; 3,718,320 shares issued and outstanding	37,813	37,813
Convertible preferred stock, Series A, .01 par value, 4,000,000 shares authorized;1,677,000 shares issued and outstanding	16,770	16,770
Additional paid-in capital	1,269,098	1,380,098
Accumulated deficit	(1,055,855)	(669,202)
TOTAL STOCKHOLDERS' EQUITY	267,196	764,849
	844,195	925,427

The accompanying notes are an integral part of these financial statements.

ALADDIN OIL, INC.

CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED AND SIX MONTHS ENDED JUNE 30, 1998 AND DECEMBER 31, 1998 AND 1997 (UNAUDITED) RESPECTIVELY

	Six months ended December 31, 1998 (unaudited)	Six months ended December 31, 1997 (unaudited)	Year ended June 30, 1998
REVENUE
Oil and gas	19,909	-	-
COSTS AND EXPENSES
Lease operating expense	10,722	-	-
General and administrative	135,465	172,078	250,176
Officer's compensation	25,000	43,750	136,601
Legal and accounting	115,505	86,783	136,436
Marketing	5,177	5,714	20,744
Depreciation, depletion and amortization	35,232	5,381	10,761
Interest	21,244	53,019	114,484
Total costs and expenses	348,345	366,725	-
LOSS BEFORE INCOME TAX EXPENSE	(328,436)	(366,725)	(699,202)
INCOME TAX EXPENSE	-	-	-
NET LOSS	(328,436)	(366,725)	(699,202)
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	(328,436)	(366,725)	(699,202)
BASIC LOSS PER SHARE	(.13)	(.12)	(.23)

The accompanying notes are an integral part of these financial statements.

ALADDIN OIL, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY FOR THE YEAR ENDED AND SIX MONTHS ENDED JUNE 30, 1998 AND DECEMBER 31, 1998 (UNAUDITED)

	Common stock Number of shares issued and outstanding	Common stock Amount	Preferred Stock Series A Number of shares issued and outstanding	Preferred Stock Series A Amount	Additional Paid-In Capital	Accumulated Deficit	Total
Balance, July 1997	3,000,000	30,000	-	-	(30,000)	-	-
Shares issued in connection with preferred stock Series A Conversion	-	-	1,677,000	16,770	966,230	-	983,000
Shares issued in connection with fund raising activity	250,000	2,500	-	-	(2,500)	-	-
Shares issued in connection with property acquisition	419,219	4,192	-	-	397,758	-	401,950
Shares issued in lieu of compensation	49,101	491	-	-	48,610	-	(669,202)
Net loss	-	-	-	-	-	-	(669,202)
Balance, June 30, 1998	3,718,320	37,183	1,677,000	16,770	1,380,098	(669,202)	764,849
Cost of capital	-	-	-	-	(111,000)	-	(111,000)
Dividends	-	-	-	-	-	(58,217)	(58,217)
Net loss	-	-	-	-	-	(328,436)	(328,436)
Balance, December 31, 1998	3,718,320	37,183	1,677,000	1,6770	1,269,098	(1,055,855)	267,196

The accompanying notes are an integral part of these financial statements.

ALADDIN OIL, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE YEAR ENDED AND SIX MONTHS ENDED JUNE 30, 1998 AND DECEMBER 31, 1998 AND 1997 (UNAUDITED), RESPECTIVELY

	Six months ended December 31, 1998 (unaudited)	Six months ended December 31, 1997 (unaudited)	Year ended June 30, 1998
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(328,436)	(366,725)	(669,202)
Adjustment to reconcile net loss to net cash used by operating activities; officer's compensation paid in stock	-	-	49,101
Depreciation, depletion and amortization	35,232	5,381	10,761
Change in:
Accounts receivable	(15,936)	-	-
Accrued interest and dividends	6,347	-	12,578
Accounts payable	32,784	-	-
Due to working interest	5,491	-	-
Other accrued liabilities	4,199	79	-
Net cash provided (used by) operating activities	(260,319)	(361,265)	(596,762)
CASH FLOWS FROM INVESTING ACTIVITIES
Increase in note receivable	-	(51,125)	-
Expenditures for oil and gas properties	-	(220,691)	(297,936)
Expenditures for furniture and fixtures	-	(7,769)	(30,257)
Expenditures for computers and equipment	-	(33,939)	(45,073)
Expenditures for start-up costs	-	(609)	(609)
Net cash used by investing activities	-	(314,133)	(373,875)
CASH FLOWS FROM FINANCING ACTIVITIES
Dividends	(58,217)	-	-
Issuance of convertible debentures	376,600	-	148,000
Proceeds from stock issuance	-	1,117,677	1,257,750
Less cost of issuance	(111,000)	(43,625)	(274,750)
Net cash provided by financing activities	198,383	1,074,052	1,131,000
Net increase (decrease) in cash and cash equivalents	(61,936)	398,654)	160,363
Cash at beginning of year	160,363	-	-
Cash at end of year	98,427	398,654	160,363
SUPPLEMENTAL INFORMATION:
Cash paid for interest	14,522	53,019	128,672
NONCASH TRANSACTIONS:
Common stock issued for the acquisition of oil-producing property	-	-	401,950
Common stock issued in lieu of officer's compensation	-	-	49,101

The accompanying notes are an integral part of these financial statements.

ALADDIN OIL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 1998

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Aladdin Oil, Inc. and Subsidiaries (the "Company") is presented to assist in understanding the Company's consolidated financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Description of Business and Principles of Consolidation

Aladdin is an independent oil and gas company engaged in the acquisition and exploration of oil and gas properties within the United States. The consolidated financial statements include the accounts of Aladdin Oil Corporation and its wholly-owned subsidiaries, Aladdin International, Inc. and Aladdin Oil of Ohio, both Ohio corporations. Both companies were formed to be holding companies for various oil and gas interests. Presently, Aladdin Oil of Ohio is dormant, having not yet commenced operations. Aladdin International is the holding company for certain oil and gas interests in Ohio as discussed herein. All significant intercompany items and transactions have been eliminated in consolidation.

In January 1997, the Company acquired certain oil and gas interests in the Los Angeles Basin, California, consisting of certain exploration sub-surface easements from a related entity under the common control of the Company's sole shareholder and President. The assets were acquired in exchange for 3,000,000 shares of the Company's common stock. The transaction was accounted for as an exchange between entities under common control; accordingly, the assets were recorded at the historical cost basis of the contributing entity, which was determined to be 0. Subsequent capital expenditures incurred by the Company after the acquisition have been capitalized, consistent with the successful efforts method of accounting, and are currently reported in oil and gas properties. As of December 31, 1998, the Company had not commenced commercial operation of the California property.

Appalachian Operations

Effective June 30, 1998, the Company, through its wholly-owned subsidiary, Aladdin International, Inc. an Ohio Corporation, acquired interests in 16 natural gas wells within Morgan and Muskingham Counties, Ohio, (the "Appalachian Operations"). At this time, the Company owns an average 83% working interest in these wells and is the owner-operator of the fields. The properties were acquired from Industrial International, Inc. (I.I.I.), an Ohio Corporation in exchange for 419,219 shares of the Company's .01 par value common stock for an inferred price of 401,950. I.I.I. previously operated the wells commencing in February, 1997 until the time of sale. The acquisition has been accounted for as a purchase and the results of operations of the acquired properties are included in the Company's results of operations effective July 1, 1998. The assets acquired were recorded at their fair market value, as determined by an independent petroleum engineer, using the discounted future net cash flows method of valuing the acquired reserves, since no market value readily exists for the Company's common stock.

The Company also executed a Management Agreement dated June 30, 1998 with Max Lammers, the sole shareholder and president of I.I.I. in which the parties agreed that Mr. Lammers would conduct the day to day operations of the Appalachian Operations. The monthly consideration for his services are 2,500 plus 25% of the net cash flows from operations over an established limit. Pursuant to this agreement, the Company also agreed to sell 100% of the issued and outstanding shares of Aladdin International to Mr. Lammers for 1 if the Company fails to obtain a public quote for its common stock by June 30, 1999. As discussed in Note 9, the Company has executed an agreement to merge with a publicly traded reporting company in order to comply with the provisions of the Management Agreement. The merger will have an effective date of December 31, 1998, and is subject to vote and approval by the shareholders of the target company.

The following summarized unaudited proforma financial information assumes the acquisition of the Appalachian Operations occurred on July 1, 1997. The historical results of the Company's operations have been adjusted to reflect (a) historical revenues and direct operating expenses of the Appalachian Operations, and (b) increases in depreciation, depletion, and amortization directly attributable to the Appalachian Operations acquisition.

Year Ended June 30, 1998
Pro Forma Information
Revenues	55,678
Net Loss	(640,320)
Loss per Share	(.22)

The pro forma results do not necessarily represent results which would have occurred if the transaction had taken place on the basis assumed above, nor are they indicative of the results of future combined operations.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the estimate of Company oil and gas reserves prepared by an independent engineering consultant. Such estimates are subject to numerous uncertainties inherent in the estimation of quantities of proved reserves. Estimated reserves are used in the calculation of depletion, depreciation and amortization as well as the Company's assessment of proved oil and gas properties for impairment.

Revenue Recognition

The Company will recognize revenues from the sales of oil and gas in the period of delivery.

Oil and Gas Property and Equipment (Successful Efforts)

The Company accounts for its oil and gas exploration and development costs using the successful efforts method. Under this method, costs to acquire mineral interests in oil and gas properties, to drill and complete development wells, and drill and complete exploratory wells that find proved reserves are capitalized. Exploratory dry-hole costs and other exploratory costs, including geological and geophysical costs, are charged to expense when incurred. The costs of carrying and retaining unproved properties are also expensed when incurred. Depletion, depreciation and amortization of oil and gas producing properties are computed on an aggregate basis using the units-of-production method.

In March 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and/or Long-Lived Assets to be Disposed of." This statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. It establishes guidelines for determining recoverability based on future net cash flows from the use of the asset and for the measurement of the impairment loss. Impairment loss under SFAS No. 121 is calculated as the difference between the carrying amount of the asset and its fair value. Any impairment loss is recorded in the current period in which the recognition criteria are first applied and met. Under the successful efforts method of accounting for oil and gas operations, the Company periodically assessed its proved properties for impairments by comparing the aggregate net book carrying amount of all proved properties with their aggregate future net cash flows. The statement requires that the impairment review be performed on the lowest level of asset groupings for which there are identifiable cash flows. In the case of the Company, this results in a field by field impairment review.

Upon the sale of oil and gas reserves in place, costs less accumulated amortization of such property are removed from the accounts and resulting gain or loss on sale is reflected in operations. Upon abandonment of properties, the reserves are deemed fully depleted and any unamortized costs are recorded in the statement of operations under loss on leases.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and on deposit, and highly liquid debt instruments with maturities of three months or less.

Equipment and Fixtures

Equipment and fixtures are stated at cost and depreciated over the estimated useful lives of the assets, which range from three to seven years, using the straight-line method. Repairs and maintenance are charged to expense as incurred. When assets are sold or retired, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in income.

Maintenance and repairs, which neither materially add to the value of the property nor appreciably prolong its life, are charged to expense as incurred. Gains or losses on dispositions of property and equipment, other than oil and gas, are reflected in operations.

Capitalization of Interest

Interest cost is capitalized on construction and development programs until placed into operation. During the year, the Company incurred 14,187 in capitalizable interest cost. No capitalizable interest was incurred for the six months ending December 31, 1998.

Earnings Per Share (SFAS 128)

In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 128 (SFAS 128), "Earnings Per Share", which was adopted by the Company for the year ended June 30, 1998. SFAS 128 replaces the presentation of primary earnings per share with a presentation of basic earnings per share based upon the weighted average number of common shares for the period. It also requires dual presentation of basic and diluted earnings per share for companies with complex structures. In January

1997, 3,000,000 shares of common stock were issued at a .01 par value. During the year ended June 30, 1998, 718,320 shares of common stock were issued at a .01 par value. No additional shares have been issued for the six month period ended December 31, 1998. Diluted earnings per share are not computed for any period as it would be antidilutive.

Basic loss per share is calculated as follows:

	For the Year Ended 1998 Loss (Numerator)	For the Year Ended 1998 Shares (Denominator)	For the Year Ended 1998 Per-Share Amount
Basic EPS
Loss available to common stockholders	(669,202)	3,001,968	(.23)

	For the Six Months Ended December 31, 1998 (Unaudited) Loss (Numerator)	For the Six Months Ended December 31, 1998 (Unaudited) Shares (Denominator)	For the Six Months Ended December 31, 1998 (Unaudited) Per-Share Amount
Basic EPS
Loss available to common stockholders	(386,653)	3,001,968	(.13)

	For the Six Months Ended December 31, 1997 (Unaudited) Loss (Numerator)	For the Six Months Ended December 31, 1997 (Unaudited) Shares (Denominator)	For the Six Months Ended December 31, 1997 (Unaudited) Per-Share Amount
Basic EPS
Loss available to common stockholders	(366,725)	3,000,000	(.12)

There was no dividend due to preferred shareholders at June 30, 1998, as their conversion from debentures occurred at June 30, 1998, or shortly before with a June 30,1998 effective date.

Economic Dependency, Major Customers, and Concentrations of Credit Risk

The following major customers represent 10% or more of total operating revenues for the six months ended December 31, 1998:

(Unaudited)
Customer A	50%
Customer B	40%
Customer C	10%

Income Taxes

The provision for income taxes is based on pretax financial accounting income. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax basis of assets and liabilities and their reported net amounts.

Fair Values of Financial Instruments

Disclosure of the estimated fair value of financial instruments is required under SFAS No. 107, "Disclosure About Fair Value of Financial Instruments." The fair value estimates are made at discrete points in time based on relevant market information and information about the financial instruments. These estimates may be subjective in nature and involve uncertainties and significant judgment and therefore cannot be determined with precision.

The Company includes fair value in the notes to financial statements when the fair value of its financial instruments is different from the book value. The Company assumes that the book value of financial instruments that are classified as current approximate fair value because of the short maturity of these instruments. For noncurrent financial instruments, the Company uses quoted market prices or, to the extent that there are no available quoted market prices, market prices for similar instruments.

New Accounting Pronouncements

In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130 (SFAS 130), Reporting Comprehensive Income. This statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS 130 was adopted by the Company for the year ended June 30, 1998. Upon adoption, the SFAS 130 did not have a material affect upon the Company's financial condition or results of operations.

In June 1997, the FASB issued Statements of Financial Accounting Standards No. 131 (SFAS 131), Disclosures about Segments of an Enterprise and Related Information. The statement requires the

Company to report income/loss, revenue, expense and assets by business segment including information regarding the revenues derived from specific products and services and about the countries in which the Company is operating. The Statement also requires that the Company report descriptive information about the way that operating segments were determined, the products and services provided by the operating segments, differences between the measurements used in reporting segment information and those used in the Company's general-purpose financial statements, and changes in the measurement of segment amounts from period to period. SFAS 131 was adopted by the Company for the year ended June 30, 1998, and had no material effect upon the financial condition or results of operations.

Interim Period Financial Statements

The financial statements included herein as of December 31, 1998, and for the six months ended December 31, 1998 are unaudited, and, in the opinion of management, the information furnished reflects all material adjustments, consisting of normal recurring adjustments, necessary for a fair statement of the results for the interim periods presented.

NOTE 2 - OIL AND GAS PROPERTIES, EQUIPMENT AND FIXTURES

Oil and gas properties, equipment and fixtures consist of the following at June 30, 1998:

Oil and Gas

	December 31, 1998 (unaudited)	June 30, 1998
Proved properties:
Producing properties, including intangible drilling costs	220,350	220,350
Lease and well equipment	181,600	181,600
	401,950	401,950
Accumulated depletion, depreciation and amortization	(29,851)	-
	372,099	401,950
Prospects	297,936	297,936
	670,035	699,886
Commercial and other furniture and equipment	75,330	75,330
Accumulated depreciation	(16,142)	(10,761)
	59,188	64,569
	729,223	764,455

The following sets forth costs incurred for oil and gas property acquisition and development activities, whether capitalized or expended:

	December 31, 1998 (unaudited)	June 30, 1998
Acquisition	-	401,950
Development	-	297,936

Results of Operations from Oil and Gas Producing and Exploration

Activities

The results of operations from oil and gas producing and exploration activities (excluding corporate overhead and interest costs) are as follows:

	Six months ended December 31, 1998 (unaudited)	Six months ended December 31, 1997 (unaudited)	Year ended June 30, 1998
Revenues from oil and gas producing activities	19,909	-	-
Production (lifting) costs and expenses:
Operating costs	10,722	-	-
Provision for depletion, depreciation and amortization	29,851	-	-
TOTAL EXPENSES	40,753	-	-
Result of operations from oil and gas producing activities	(20,664)	-	-

NOTE 3 - CONVERTIBLE DEBT

	December 31, 1998 (unaudited)	June 30, 1998
Convertible debentures at 12% per annum interest to Preferred Series A stock bearing a 12% per annum dividend. These debentures are expected to be converted to common stock and therefore have been classified as non-current notes.	515,600	148,000
Maturities of long-term debt for years subsequent to June 30, 1998 are as follows:
1999:	-	148,000
2000:	367,600	-

NOTE 4 - INCOME TAXES

There are no provisions for income taxes for the year ended June 30, 1998 as the Company experienced a loss. Management has established a complete allowance for the deferred tax asset arising from possible future utilization of the operating loss.

As of June 30, 1998, the Company had an approximate federal net operating loss carryforwards as indicated:

Year Originated:	1998
Year of Expiration	2016
Net Operating Loss:	600,000

The components of the net deferred tax assets were as follows:

1998:
Deferred Tax Asset:
Net operating loss carry forwards	210,000
Valuation Allowance	210,000
Net Deferred Tax Assets	-

A full valuation allowance has been established for the deferred tax assets generated by net operating loss carry forwards due to the uncertainty of future utilization.

NOTE 5 - SERIES A PREFERRED STOCK

In June 1998, the Company's Board of Directors authorized the conversion of 1,257,750 in convertible debentures at a 12% per annum interest rate to 1,677,000 shares of Preferred Series A Stock, bearing a 12% per annum dividend with a "sunset" of June 30, 1999. Under this provision, preferred shareholders will not be entitled to dividends after June 30, 1999.

NOTE 6- STOCK WARRANTS

Changes in the Company's common stock warrants were as follows:

Year Ended June 30, 1998
Outstanding warrants at beginning of period	2,776,000
Additional warrants issued	2,776,000
- Exercise of stock warrants	-
- Warrants expired or ineligible	-
Outstanding warrants at end of period	2,776,000

The Board of Directors, on June 30, 1998 issued one Class A 1.50 warrant for every two Series A Preferred Stock owned for the purchase of the Company's common stock. The total number of Class

A 1.50 warrants issued amounted to 1,088,000. In addition, the Company also issued one Class B 1.00 warrant for every Class A warrant owned. The total number of Class B 1.00 warrants issued equaled 1,088,000 plus additional 600,000 granted as part of a contractual agreement, for a total amount of 1,688,000. The warrants expire at the close of business on December 31, 1999.

NOTE 7 - OPERATING LEASES

In October 1997 the Company entered into a twenty four month noncancellable operating lease, which expires in September 1999. The lease calls for monthly payments of 4,250. Future minimum lease obligations as of June 30, 1998 are as follows:

Year Ended June 30, 1999	51,000
Year Ended June 30, 2000	12,750
Total	63,750

Rental expense was 42,520 for the year ended June 30, 1998, and 17,000 and 24,590 for the six months ended December 31, 1998 and 1997, respectively.

NOTE 8 - ENVIRONMENTAL MATTERS

The Company has established procedures for the on-going evaluation of its operations to identify potential environmental exposures and assure compliance with regulatory policies and procedures.

Management monitors these laws and regulations and periodically assesses the propriety of its operational and accounting policies related to environmental issues. The nature of the Company's business requires routine day-to-day compliance with environmental laws and regulations. The Company incurred no environmental investigation, compliance and remediation costs in 1998.

The Company is unable to predict whether its future operations will be materially affected by these laws and regulations. Management believes that legislation and regulations relating to environmental protection will not materially affect the results of operations of the Company.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

As discussed in Note 1, the Company's purchase of the Appalachian Operations is contingent upon its obtaining public trading status for its common stock. Pursuant to a Management Agreement executed between the Company and the sole shareholder and president of I.I.I. on June 30, 1998, the Company agreed to sell 100% of the issued and outstanding stock of its wholly-owned subsidiary, Aladdin International, Inc. to Mr. Lammers for 1 in the event the Company does not acquire public trading status by June 30, 1999. Aladdin International is the holding company for the Appalachian Operations.

In September, 1998 the Company entered a formal agreement with a reporting shell corporation traded on the OTC Bulletin Board in order to comply with the provisions of this agreement. Final approval of the merger plan is contingent upon approval by the target company shareholders and the SEC's approval of the Information Statement to be provided to the shareholders of the target company. The merger will be recorded as a reverse acquisition with the Company as survivor.

Effective January 5, 1998, the Company entered into a five year agreement with the Company's sole shareholder and officer, Meghan Robins. Pursuant to this agreement, Mrs. Robins is to receive base annual compensation of 120,000 plus annual increases of 10%. Through December 31, 1998, Mrs. Robins had elected to waive any shortfalls in her contractual compensation. Accordingly, no liability has been established as of December 31, 1998, for unpaid compensation under this contract.

NOTE 10 - SUBSEQUENT EVENTS

The Company has undertaken efforts to raise additional capital of up to 1,000,000 through a private placement of convertible debentures. The debentures bear interest at 12% per annum and are convertible within one year of issuance to common stock on a 1 for 1.33 basis for every one dollar of money loaned. As of December 31, 1998, the Company had raised an additional 367,600 in capital from the proceeds of debentures. Capital raising efforts have been suspended during merger negotiations. See Notes 1 and 9.

ALADDIN OIL CORPORATION

SUPPLEMENTAL INFORMATION ABOUT OIL AND GAS

PRODUCING ACTIVITIES (UNAUDITED)

The following estimates of proved oil and gas reserves, both developed and undeveloped, represent interests owned by the Company located solely in the United States. Proved reserves represent estimated quantities of crude oil and natural gas which geological and engineering data demonstrate to be reasonably certain to be recoverable in the future from known reservoirs under existing economic and operating conditions. Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells, with existing equipment and operating methods. Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells for which relatively major expenditures are required for completion.

Disclosures of oil and gas reserves which follow are based on estimates prepared by independent engineering consultants for the year ended June 30, 1998, and by management for the six month period ending December 31, 1998. Such estimates are subject to numerous uncertainties inherent in the estimation of quantities of proved reserves and in the projection of future rates of production and the timing of development expenditures. These estimates do not include probable or possible reserves.

These estimates are furnished and calculated in accordance with requirements of the Financial Accounting Standards Board and the Securities and Exchange Commission (SEC). Because of unpredictable variances in expenses and capital forecasts, crude oil and natural gas price changes, largely influenced and controlled by U.S. and foreign government actions, and the fact that the bases for such estimates vary significantly, management believes the usefulness of these projections is limited. Estimates of future net cash flows presented do not represent management's assessment of future profitability or future cash flows to the Company. Management's investment and operating decisions are based upon reserve estimates that include proved reserves prescribed by the SEC as well as probable reserves, and upon different price and cost assumptions from those used here.

It should be recognized that applying current costs and prices and a 10 percent standard discount rate does not convey absolute value. The discounted amounts arrived at are only one measure of the value of proved reserves.

Changes in Estimated Reserve Quantities

The net interest in estimated quantities of proved developed reserves of crude oil and natural gas at June 30, 1998 and changes in such quantities during the year then ended, were as follows:

	1998 - Oil (BBL)	1998 - Gas (MCF)
Proved developed and undeveloped reserves:
Beginning of period	-	-
Revisions of previous estimates	-	-
Production	-	-
Extensions, discoveries and improved recovery	-	-
Purchase of minerals in place	5,560	280,871
Sale of minerals in place	-	-
Proved reserves, June 30, 1998	5,560	280,871
Gas equivalent reserve	33,036
Production	941	19,290
Proved reserves, December 31, 1998	4,565	261,581
Gas equivalent reserve	27,390
Proved developed reserves:
Beginning of period	-	-
End of period, June 30, 1998	5,560	280,871
Production	941	19,290
Proved reserves, December 31, 1998	4,565	261,581

Standardized measure of discounted future net cash flows relating to proved oil and gas reserves:

The standardized measure of discounted future net cash flows is presented below for the year ended June 30, 1998.

The future net cash inflows are developed as follows:

(1) Estimates are made of quantities of proved reserves and the future periods during which they are expected to be produced based on year-end economic conditions.

(2) The estimated future production of proved reserves is priced on the basis of year-end prices.

(3) The resulting future gross revenue streams are reduced by estimated future costs to develop and to produce proved reserves, based on year end estimates.

(4) The resulting future net revenue streams are reduced to present value amounts by applying a ten percent discount.

Disclosure of principal components of the standardized measure of discounted future net cash flows provides information concerning the factors involved in making the calculation. In addition, the disclosure of both undiscounted and discounted net cash flows provides a measure of comparing proved oil and gas reserves both with and without an estimate of production timing. The standardized measure of discounted future net cash flow relating to proved reserves reflects estimated income taxes.

	December 31, 1998 (unaudited)	June 30, 1998
Future cash inflows	1,062,424	1,076,259
Future production costs	(284,298)	(288,000)
Future development costs	(132,805)	(134,534)
Future severance tax expenses	(65,074)	(65,922)
Future net cash flows	580,247	587,803
10% annual discount for estimated timing of cash flows	(183,464)	(185,853)
Standardized measure of discounted future net cash flow	396,783	401,950

Changes in standardized measure of discounted future net cash flow from proved reserve quantities

This statement discloses the sources of changes in the standardized measure from year to year. The amount reported as "Net changes in prices and production costs" represents the present value of changes in prices and production costs multiplied by estimates of proved reserves as of the beginning of the year. The "accretion of discount" was computed by multiplying the ten percent discount factor by the standardized measure on a pretax basis as of the beginning of the year. The "Sales of oil and gas produced, net of production costs" are expressed in actual dollar amounts. "Revisions of previous quantity estimates" is expressed at year-end prices. The "Net change in income taxes" is computed as the change in present value of future income taxes.

	December 31, 1998 (unaudited)	June 30, 1998
Standardized measure - beginning of year	401,950	-
Sales of oil and gas produced, net of production costs	(9,187)	-
Purchase of minerals in place	-	401,950
Revisions of estimates of reserves provided in prior years:
Net changes in prices and production costs	-	-
Sales of minerals in place	-	-
Extensions, discoveries and improved recovery	-	-
Accretion of discount	4,020	-
Net change in income taxes	-	-
Net increase (decrease)	(5,167)	401,950
Standardized measure - end of year	396,783	401,950

ALADDIN OIL CORPORATION

REVIEWED PRO FORMA FINANCIAL STATEMENTS

AS OF DECEMBER 31, 1998

ALADDIN OIL CORPORATION

REVIEWED PRO FORMA FINANCIAL STATEMENTS

AS OF DECEMBER 31, 1998

The following unaudited consolidated pro forma combined balance sheet as of December 31, 1998, and the unaudited consolidated pro forma statements of income and cash flows for the year ending December 31, 1998, give effect to the merger based on the historical financial statements of Buffalo and Old Aladdin and Subsidiaries under the assumptions and adjustments set forth in the accompanying notes to the consolidated pro forma financial statements.

INDEX TO CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

Consolidated Pro Forma Balance Sheet as of December 31, 1998
Consolidated Pro Forma Statements of Income for the Year Ended December 31, 1998
Notes to Pro Forma Financial Statements

ALADDIN OIL CORPORATION

CONSOLIDATED PRO FORMA BALANCE SHEET

(UNAUDITED) AS OF DECEMBER 31, 1998

	Aladdin Oil Historical Information as of December 31, 1998	Pro Forma Adjustments	Aladdin Oil Pro Forma December 31, 1998
ASSETS
Current Assets
Cash and cash equivalents	98,427	1,159(1)	99,586
Accounts receivable	15,936	-	15,936
TOTAL CURRENT ASSETS	114,363	1,159	115,522
PROPERTY AND EQUIPMENT
Oil and natural gas properties, net	670,035	-	670,035
Equipment, net	59,188	-	59,188
Total Property and Equipment	729,223	-	729,223
OTHER ASSETS
Start-up costs	609	500(1)	1,109
TOTAL ASSETS	844,195	1,659	845,854
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	32,784	129(1)	32,913
Due to working interests	5,491	-	5,491
Accrued dividends and interest	18,925	-	18,925
Other accrued liabilities	4,199	-	4,199
Total current liabilities	61,399	129	61,528
Convertible Debentures	515,600	-	525,600
Commitments and Contingencies	-	-	-
Total Liabilities	576,999	129	577,128
STOCKHOLDERS' EQUITY
Convertible preferred stock, Series A, $.01 par value, 4,000,000 shares authorized; 1,677,000 shares issued and outstanding	16,770	-	16,770
Common stock, $.01 par value, 20,000,000 shares authorized; 3,718,320 shares issued and outstanding	37,183	12,150(1)	41,244
	(8,089)(2)
Additional paid-in capital	1,269,098	37,740(1)	1,314,927
Accumulated earnings (deficit)	(1,055,855)	48,360(1)	(1,014,215)
Total stockholders' equity	267,196	1,530	268,726
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	844,195	1,659	845,854

(1) Adjustment to record the reverse acquisition of Buffalo's net assets as of December 31, 1998.

(2) Adjustment to reflect 1:2 stock split of Buffalo shares, voluntary cancellation of 1,903,901 shares of outstanding Buffalo shares, and recapitalization of existing shares at a stated par value of $.01. The adjustment to reflect the cancellation of the 3,718,320 of Old Aladdin shares, $.01 par, and issuance of 3,718, Buffalo ("New Aladdin") shares on a 1 for 1 basis, par value $.01, has not been explicitly presented as the net effect is no change to equity.

ALADDIN OIL CORPORATION

CONSOLIDATED PRO FORMA STATEMENT OF INCOME

(UNAUDITED) AS OF DECEMBER 31, 1998

	Aladdin Oil Historical Information as of December 31, 1998	Pro Forma Adjustments	Aladdin Oil Pro Forma December 31, 1998
REVENUES
Oil and gas	19,909	-	19,909
COSTS AND EXPENSES
Lease operating expense	10,722	-	10,722
Officer's compensation	117,851	-	117,851
General and administrative	219,287	17,316(1)	236,603
Legal and professional	165,158	20,514(1)	185,672
Marketing	14,482	246(1)	14,728
Depreciation, depletion, and amortization	40,612	100(1)	40,712
Interest	82,710	-	82,710
Total Costs and Expenses	650,822	38,176	688,998
NET INCOME (LOSS)	(630,913)	(38,176)	(669,089)
Net loss available to common shareholders	(689,130)	(38,176)	(727,306)
Basic EPS
Loss per Share of Common Stock	(.21)		(.20)
Weighted Average Shares Outstanding	3,359,160		3,718,320

(1) Adjustment to record the reverse acquisition of Buffalo's net assets as of December 31, 1998.

ALADDIN OIL CORPORATION

NOTES TO CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 1998

NOTE 1 - BASIS OF PRESENTATION

The following unaudited consolidated pro forma combined balance sheet as of December 31, 1998, and the unaudited consolidated pro forma statements of income and cash flows for the year ending December 31, 1998, give effect to the merger based on the historical financial statements of Buffalo and Old Aladdin and Subsidiaries under the assumptions and adjustments set forth in the accompanying notes to the consolidated pro forma financial statements.

The shareholders of Buffalo Capital V, Ltd. ("Buffalo") intend to vote on the acquisition of Aladdin Oil Corporation ("Old Aladdin") by merger pursuant to the Agreement and Plan of Merger and Reorganization dated November 23, 1998 ("the Merger"). Buffalo, a Colorado Corporation, intends to merge with and into Old Aladdin, a Nevada Corporation, and the name of Buffalo Capital V, Ltd. is to be changed to Aladdin Oil Corporation ("New Aladdin"). In accordance with the Agreement and Plan of Merger and Reorganization, Buffalo will undergo a 1:2 reverse stock split to reduce the number of outstanding shares to 2,310,000. Additionally, Buffalo, including its officers, directors and affiliates, agreed to voluntarily surrender for cancellation a total of 1,903,901 of their remaining shares of common stock upon the approval of the Merger. After both processes are complete, Buffalo will have a total of 406,099 shares outstanding. Buffalo will then issue 3,718,320 shares of previously unissued common stock to the shareholders of Old Aladdin, as well as other securities: 1,677,000 of a new Series A Convertible Stock, 1,088,500 new class A Warrants, 1,688,500 new Class B Warrants, 417.6 Units, each of which consists of a 12% Convertible Debenture in the face amount of $1,000, 625 Class A Warrants and 625 Class B Warrants. Buffalo issued the aforementioned securities on a one-for-one basis to existing holders of like securities of Old Aladdin. For additional information regarding the Merger, see the Agreement and Plan of Merger and Reorganization included.

The unaudited pro forma combined balance sheets and statements of income assume the Merger was consummated on December 31, 1998. The merger of Aladdin and Buffalo will be treated as a purchase by Aladdin of the net assets of Buffalo in exchange for stock. Consistent with accounting standards for reverse acquisitions, Aladdin is deemed the accounting Acquiror, and the merger is reported as a capital transaction rather than a business combination.

These unaudited financial statements should be read in conjunction with the notes thereto and with the historical consolidated financial statements and related notes thereto of Buffalo and Old Aladdin. The unaudited pro forma combined financial statements have been prepared based upon assumptions deemed appropriate by the management of Buffalo and Old Aladdin, and are for informational purposes only and are not necessarily indicative of the actual or future results of operations or financial condition that would have been achieved had the Merger occurred at the date assumed.

NOTE 2 - PRO FORMA ADJUSTMENTS

The pro forma adjustments reflect the adjustments necessary to report the merging of Buffalo and Old Capital as if the merger had been consummated on December 31, 1998.

(a) Adjustment to record the reverse acquisition of Buffalo's net assets as of December 31, 1998.

(b) Adjustment to reflect 1:2 stock split of Buffalo shares, voluntary cancellation of 1,903,901 shares of outstanding Buffalo shares, and recapitalization of existing shares at a stated par value of $.01. The adjustment to reflect the cancellation of the 3,718,320 of Old Aladdin shares, $.01 par, and issuance of 3,718,320 Buffalo ("New Aladdin") shares on a 1 for 1 basis, par value $.01 has not been explicitly presented as the net effect is no change to equity.

PRO FORMA FINANCIAL INFORMATION

ALADDIN OIL CORPORATION

The following Pro Forma Financial Information has been prepared assuming that Aladdin acquired working interests in the 16 natural gas wells in Ohio on July 1, 1997.

PRO FORMA FINANCIAL INFORMATION

ALADDIN OIL CORPORATION

CONSOLIDATED PRO FORMA BALANCE SHEET (UNAUDITED) AS OF

JUNE 30, 1998

	As of June 30, 1998 Aladdin	Pro Forma Adjustments	Pro Forma as of June 30, 1998
ASSETS
Current assets
Cash and cash equivalents	160,363	9,632(1)	169,995
PROPERTY AND EQUIPMENT
Oil and natural gas properties, net	699,886	(29,851)(2)	670,035
Equipment, net	64,569	-	64,569
Total Property and Equipment	764,455	(29,851)	734,604
OTHER ASSETS
Start-up costs	609	-	609
TOTAL ASSETS	925,427	(20,219)	905,208
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accrued interest payable	12,578	-	12,578
Convertible Debentures	148,000	-	148,000
Commitments and Contingencies	-	-	-
Total Liabilities	160,578	-	160,578
STOCKHOLDERS' EQUITY
Convertible preferred stock, Series A, 4.01 par value, 4,000,000 shares authorized; 1,677,000 shares issued and outstanding	16,770	-	16,770
Common stock, $.01 par value, 20,000,000 shares authorized; 3,718, 320 shares issued and outstanding	37,183	-	37,183
Additional paid-in capital	1,380,098	-	1,380,098
Accumulated earnings (deficit)	(669,202)	(20,219)(1)(2)	(689,421)
Total Stockholders' Equity	764,849	(20,219)	744,630
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	925,427	(20,219)	905,208

(1) To record cash receipts, gross revenues, and direct operating expenses of the acquired properties for well operations for the year ended June30, 1998.

(2) To adjust depreciation, depletion, and amortization amounts on a historical basis to amounts that would have been recorded if the property had been included in the financial statements effective July 1, 1997.

ALADDIN OIL CORPORATION

CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS FOR THE YEAR ENDED

JUNE 30, 1998 (UNAUDITED)

	For the year ended June 30, 1998 Aladdin	Pro Forma Adjustments	Pro Forma as of June 30, 1998
REVENUES
Oil and gas	-	55,678(1)	55,678
Interest and other	-	-	-
Total Revenues	-	55,678	55,678
COSTS AND EXPENSES
Oil and natural gas operating	-	40,046(1)	46,046
Depletion and appreciation	10,761	29,851(2)	40,612
General and administrative	250,176	-	250,176
Officer's compensation	136,601	-	136,601
Interest	114,484	-	114,484
Legal and accounting	136,601	-	136,601
Marketing	20,744	-	20,744
Total Costs and Expenses	669,202	75,897	745,099
INCOME (LOSS) BEFORE INCOME TAXES	(669,202)	(20,219)	(689,421)
NET TAX EXPENSE (BENEFIT)	-	-	-
NET INCOME (LOSS)	(669,202)	(20,219)	(689,421)
NET INCOME (LOSS) APPLICABLE TO COMMON SHAREHOLDERS
NET INCOME (LOSS) PER SHARE
Basic	(.23)	(.01)	(.23)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	3,001,968	3,001,968	3,001,968

(1) To record cash receipts, gross revenues, and direct operating expenses of the acquired properties for well operations for the year ended June30, 1998.

(2) To adjust depreciation, depletion, and amortization amounts on a historical basis to amounts that would have been recorded if the property had been included in the financial statements effective July 1, 1997.

NOTES TO UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS FOR THE PERIOD ENDED JUNE 30, 1998

NOTE 1 - BASIS OF PRESENTATION

Effective June 30, 1998, Aladdin Oil Corporation (the "Company"), through its wholly owned subsidiary, Aladdin International, Inc., acquired certain working interests in 16 natural gas wells located in Morgan and Muskingham Counties, Ohio (the "acquisition properties") from Industrial International, Inc. in exchange for 419,219 shares of the Company's common stock.

The acquired properties consist an approximate 83% working interest in 16 natural gas wells with approximately 12 of the wells currently producing at the aggregate daily rates of approximately 1 barrel of oil and 53 million cubic feet of gas. The Company is the field operator, and the remaining working interests in the properties are owned by various third parties.

The consolidated pro forma balance sheet at June 30, 1998 and the related consolidated proforma statement of operations for the year ended June 30, 1998 have been prepared assuming that the Property Acquisition was consummated on July 1, 1997.

The preparation of the combined pro forma financial statements is based on certain adjustments to the historical consolidated financial statements of the Company and the historical consolidated statements of revenues and direct operating expenses of the property and are not necessarily indicative of the financial position or results of operations had the above described property acquisition occurred on the assumed date. These consolidated pro forma financial statements should be read in conjunction with the financial statements of the property and of the

Company contained in this proxy.

NOTE 2 - PRO FORMA ADJUSTMENTS

Pro forma entries necessary to adjust the historical consolidated financial statements are as follows:

(a) To record cash receipts, gross revenues, and direct operating expenses of the acquired properties for well operations for the year ended June 30, 1998.

(b) To adjust depreciation, depletion, and amortization amounts on a historical basis to amounts that would have been recorded if theproperty had been included in the financial statements effective July 1, 1997.

NOTE 3 - PRO FORMA COMBINED SUPPLEMENTARY OIL

AND GAS AND STANDARDIZED MEASURE INFORMATION

Pro forma supplemental disclosure of oil and gas information has not been provided because the Company, prior to the acquisition at June 30, 1998, held noother interest in proved oil and gas properties.

As such, the results of any analysis would be identical to the historical supplemental disclosures provided for the acquired properties herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALADDIN OIL CORPORATION

By:/S/ MEGHAN ROBINS

Meghan Robins, President

Date: May 10, 2001

Exhibit 2.1 - AGREEMENT AND PLAN OF MERGER AND REORGANIZATION BY AND BETWEEN ALADDIN OIL CORPORATION AND BUFFALO CAPITAL V, LTD.

Dated as of November 23, 1998

TABLE OF CONTENTS

ITEM
ARTICLE 1 - THE MERGER
1.1 The Merger
1.2 Articles of Incorporation and Bylaws of the Surviving Corporation
1.3 Surrender and Exchange of Aladdin Common Stock
ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF ALADDIN
2.1 Organization; Qualification
2.2 Subsidiaries
2.3 Authority Relative to this Agreement
2.4 Capitalization
2.5 Governmental Consents and Approvals
2.6 No Violations
2.7 Litigation
2.8 Absence of Changes
2.9 Information for Filings
2.10 Records
2.11 No Default
2.12 Copies of Documents; Accuracy of Information Furnished
2.13 Financial Statements
ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF BUFFALO
3.1 Organization; Qualification
3.2 Authority Relative to this Agreement
3.3 Capitalization
3.4 Validity of Shares to be Issued
3.5 SEC Filing
3.6 Governmental Consents and Approvals
3.7 No Violations
3.8 Litigation
3.9 Absence of Changes
3.10 Information of Filings
3.11 No Default
3.12 Copies of Documents; Accuracy of Information Furnished
3.13 Financial Statements
ARTICLE 4 - ADDITIONAL AGREEMENTS
4.1 Purchase of Buffalo Warrants
4.2 Confidentiality
4.3 Disclosure
4.4 Legal and Other Fees
4.5 Agreement to Consummate
13 4.6 Aladdin Shareholders' Approval
4.7 Buffalo Shareholders' Approval
4.8 Articles of Merger
ARTICLE 5 - CONDITIONS PRECEDENT TO CLOSING AND POST-CLOSING COVENANTS
5.1 General Conditions
5.2 Conditions to Closing in Favor of Aladdin
5.3 Conditions to Closing in Favor of Buffalo
5.4 Post-Closing Covenants
ARTICLE 6 - TERMINATION, AMENDMENT AND WAIVER
6.1 Termination
6.2 Effect of Termination
6.3 Amendment
6.4 Extension; Waiver
ARTICLE 7 - GENERAL PROVISIONS
7.1 Notices
7.2 Interpretation
7.3 Counterparts
7.4 Miscellaneous
7.5 Effectiveness for Bookkeeping Purposes; Closing

Exhibit 2.1 - AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made as of November 23, 1998, by and between Aladdin Oil Corporation, a Nevada corporation ("Aladdin") and Buffalo Capital V, Ltd., a Colorado corporation ("Buffalo" or "Surviving Corporation").

RECITALS OF THE PARTIES:

A. The respective Boards of Directors of Aladdin and Buffalo have approved the merger (the "Merger") of Aladdin with and into Buffalo in accordance with the laws of the States of Nevada and Colorado, respectively, and the provisions of this Agreement.

B. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

C. Aladdin and Buffalo desire to make certain representations, warranties and agreements in connection with, and to establish various conditions precedent to, the Merger.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1

THE MERGER

1.1 The Merger. Pursuant to the terms and conditions of this Agreement, Aladdin will be merged with and into Buffalo pursuant to the laws of the States of Nevada and Colorado,

respectively, and in the manner and with the effect set forth herein.

1.2 Articles of Incorporation and Bylaws of the Surviving Corporation. The Articles of Incorporation of Buffalo as in effect on the Effective Date of the Merger (as defined hereafter) shall be the Articles of Incorporation of the Surviving Corporation until same shall be amended in accordance with law or the Articles of Incorporation except that after the Merger the Surviving Corporation shall operate as "Aladdin Oil Corporation." The Bylaws of Buffalo as in effect on the Effective Date of the Merger shall be the Bylaws of the Surviving Corporation until same shall thereafter be altered, amended or repealed in accordance with law, the Articles of Icorporation or said Bylaws.

The directors of the Surviving Corporation following the Effective Date of the Merger shall be as follows: (1) Meghan Robins, (2) Max Lammers, (3) Amy R. Montano and (4) Haskell Robins.

The officers of the Surviving Corporation at the Effective Date of the Merger shall be as follows: President, Meghan Robins; Vice President, Max Lammers; Secretary, Haskell Robins; and Chief

Financial Officer and Treasurer, Meghan Robins.

1.3 Surrender and Exchange of Aladdin Securities. Aladdin and Buffalo contemplate that upon the completion of the Merger, shareholders of Aladdin will receive shares equal to 93% ownership of Buffalo on a fully diluted basis. For purposes of this Agreement, "fully diluted" shall mean all shares of common stock issued and outstanding, plus the common shares that would be issued if 100% of the current preferred shares of Aladdin were converted into common stock.

(a) The surrender and exchange shall occur as follows:

(i) Preferred Stock. On the Effective Date, each holder of an outstanding certificate or certificates representing shares of Aladdin stock designated "Series A 12% Convertible Preferred Stock, $0.01 Per Share" ("Aladdin Preferred Stock") shall surrender such stock certificate or certificates to Buffalo or to such agent or agents (the "Transfer Agent") as may be designated by Buffalo and shall receive in exchange therefor (upon satisfaction of customary delivery requirements and subject to applicable law), on a one-for-one basis, certificates representing the same number of whole shares of Buffalo Preferred Stock (as defined below), which shall have the same terms and conversion features as are contained in the Aladdin

Preferred Stock.

(ii) Common Stock. On the Effective Date, each holder of an outstanding certificate or certificates representing shares of Aladdin common stock ("Aladdin Common Stock") shall surrender such stock certificate or certificates to Buffalo or to the Transfer Agent and shall receive in exchange therefore (upon satisfaction of customary delivery requirements and subject to applicable law), on a one-for-one basis, certificates representing the same number of whole shares of Buffalo Common Stock (as defined below).

(iii) Warrants. On the Effective Date, each holder of an outstanding certificate or certificates representing stock purchase warrants in Aladdin stock as described in Section 2.4 hereof ("Aladdin Warrants") shall surrender such certificate or certificates to Buffalo or to the Transfer Agent and shall receive in exchange therefore (upon satisfaction of customary delivery requirements and subject to applicable law), on a one-for-one basis, certificates representing the same number of Buffalo Warrants (as defined below), which shall have the same rights and privileges as are contained in the Aladdin Warrants.

(iv) Units. On the Effective Date, each holder of an outstanding Aladdin Unit (as defined in Section 2.4 hereof) shall surrender such Unit to Buffalo or to the Transfer Agent and shall receive in exchange therefore (upon satisfaction of customary delivery requirements and subject to applicable law), on a one-for-one basis, the same number of Buffalo Units, which shall have the same rights and privileges as are contained in the Aladdin Units.

(b) If any certificate evidencing shares of Aladdin Preferred Stock, Aladdin Common Stock or Aladdin Warrants is to be issued in a name other than that in which such certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise be in proper form for transfer and that the person requesting such exchange pay to Buffalo or to the Transfer Agent any transfer or other taxes required by reason of the issuance of a certificate in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Transfer Agent that such tax has been paid or is not payable.

(c) After the Effective Date, until surrendered or exchanged, certificates representing Aladdin Preferred Stock, Aladdin Common Stock or Aladdin Warrants shall be deemed to be certificates representing a like number and type of shares or warrants, as the case may be, of Buffalo. If, after the Effective Date, previously unsurrendered certificates representing Aladdin Preferred Stock, Aladdin Common Stock or Aladdin Warrants are presented to Buffalo or the Transfer Agent for transfer or any other reason, such certificates shall be canceled and like certificates of Buffalo shall be substituted therefor.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF ALADDIN

Except as expressly set forth in the disclosure schedule delivered to Buffalo by Aladdin contemporaneously with the execution hereof (the "Aladdin Disclosure Schedule"), Aladdin hereby represents and warrants to Buffalo as follows, which representations and warranties are made as of the date hereof and as of the Effective Date and shall survive the Effective Date regardless of what investigations, if any, Buffalo shall have made prior hereto.

2.1 Organization; Qualification. Aladdin is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Aladdin has full corporate power and authority to own and lease all of the properties and assets it now owns and leases and to carry on its business as now being conducted. Aladdin is duly qualified as a foreign corporation and is in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure so to qualify would not have a material adverse effect on the condition (financial or otherwise), business, assets, liabilities, capitalization, financial position, operations, results of operations or prospects (a "Material Adverse Effect") on Aladdin.

2.2 Subsidiaries. The Aladdin Disclosure Schedule identifies all Aladdin subsidiaries ("Subsidiary" or "Subsidiaries"). Each Subsidiary has full corporate power and authority to own and lease all of the properties and assets it now owns and leases and to carry on its business as now being conducted. Each is duly qualified as a foreign corporation and is in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes qualification necessary, except where failure to so qualify, would not have a Material Adverse Effect on such Subsidiary. Except as set forth in the Aladdin Disclosure Schedule, (a) Aladdin has good and valid title, free and clear of all liens, to its equity interests in each Subsidiary, (b) there are no outstanding subscriptions, warrants or other rights to purchase or otherwise acquire any equity securities of any Subsidiary, (c) there are no securities of Aladdin or any of its affiliates convertible into or exchangeable for equity securities of or voting securities of any Subsidiary, and (d) there are no obligations of Aladdin or any of its affiliates to issue, deliver or sell any capital stock, voting securities or securities convertible into or exchangeable for equity securities of or voting securities of any Subsidiary. The outstanding equity securities of each Subsidiary are validly issued, fully paid and non-assessable. As used in this Agreement, "Subsidiary" or "Subsidiaries," with respect to any corporation, shall mean any other corporation of which at least a majority of the securities having by their terms ordinary voting power to elect a majority of the Board of Directors of such other corporation is at the time directly or indirectly owned or controlled by Aladdin.

2.3 Authority Relative to this Agreement. Aladdin has full corporate power and authority to execute, deliver and perform this Agreement and, subject to approval by the holders of Aladdin Common Stock, to consummate the transactions contemplated hereby. The execution and delivery by Aladdin of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by the Board of Directors of Aladdin and, except for approval of the Merger by the holders of Aladdin Common Stock, no other corporate proceedings on the part of Aladdin are necessary with respect thereto. This Agreement has been duly and validly executed and delivered by Aladdin and, subject to approval by the holders of Aladdin Common Stock, constitutes a legal, valid and binding obligation of Aladdin, enforceable against it in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity.

2.4 Capitalization. The authorized capital stock of Aladdin consists of the following: (a) 20,000,000 shares of Aladdin Common Stock, $0.01 par value, of which, as of the date hereof, 3,718,320 shares are validly issued and outstanding, fully paid and nonassessable; (b) 4,000,000 shares of Aladdin Preferred Stock, $0.01 par value, of which, as of the date hereof, 1,677,000 shares are validly issued and outstanding, fully paid and nonassessable; (c) 1,088,500 outstanding Aladdin Class A Warrants, with an expiration date of December 31, 1999, exercisable for one share of Aladdin Common Stock at $1.50 (the "Aladdin Class A Warrants"); (d) 1,688,000 Aladdin Class B Warrants, with an expiration date of December 31, 1999, exercisable for one share of Aladdin Common Stock at $1.00 (the "Aladdin Class B Warrants" and, together with Aladdin Class A Warrants, the "Aladdin Warrants"); and (e) 417.6 Units, with each Unit consisting of (i) one 12% Convertible Debenture in the principal amount of $1,000 bearing interest at 12% per annum for the first year of issuance only, and convertible at any time for 1.25 shares of Aladdin Common Stock for each $1.00 of such Convertible Debenture; (ii) one Aladdin Class A Warrant for each two shares of Aladdin Common Stock which may potentially be so converted; and (iii) one Aladdin Class B Warrant for each two shares of Aladdin Common Stock which may potentially be so converted (the "Aladdin Units"). No shares of Aladdin's capital stock have been issued in violation of any preemptive rights or applicable federal or state securities laws. Except pursuant to applicable law, there are no restrictions, including but not limited to self-imposed restrictions, on the retained earnings of Aladdin or on the ability of Aladdin to declare and pay dividends. There are no outstanding obligations of Aladdin to repurchase, redeem or otherwise acquire any capital stock or other securities of Aladdin.

2.5 Governmental Consents and Approvals. Except as disclosed on the Aladdin Disclosure Schedule, the execution, delivery and performance by Aladdin of this Agreement and the consummation of the transactions contemplated hereby require no consent, approval, order or authorization of, action by or in respect of, or registration or filing with, any federal, state, municipal, foreign or other governmental department, commission, board, bureau, agency,

instrumentality, court, or authority ("Governmental Body"), except the filing of those documents required to be filed with the Secretaries of State of Nevada or Colorado to effectuate the Merger.

2.6 No Violations. Except as disclosed on the Aladdin Disclosure Schedule, the execution, delivery and performance of this Agreement by Aladdin, the consummation by Aladdin of the transactions contemplated hereby or compliance by Aladdin with any of the provisions hereof does not and will not (a) conflict with or result in any breach or violation of any provision of the Articles of Incorporation or Bylaws (or similar charter documents) of Aladdin, (b) result in a default, or give rise to any right of termination, cancellation or acceleration or loss of any material benefit (with or without the giving of notice or lapse of time or both), or require the consent, approval, waiver or other action by any person under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, trust (constructive or otherwise), agreement, lease (of real or personal property) or other instrument or obligation to which Aladdin is a party or by which Aladdin may be bound, or (c) result in the creation or imposition of any claim, lien, pledge, security interest, obligation, restriction or other encumbrance on any of the property of Aladdin.

2.7 Litigation. Except as disclosed in the Aladdin Disclosure Schedule, there is no action, order, claim, suit, proceeding, litigation, investigation, inquiry, review or notice

("Proceeding") pending or threatened in writing, or to the best knowledge of Aladdin, threatened verbally, against, relating to or affecting Aladdin or any officer or director of Aladdin relating to, or arising from such person's activities as an officer or director of Aladdin, at law or in equity, before any Governmental Body nor, to the best of Aladdin's knowledge, is there any basis for commencing a Proceeding that could have a Material Adverse Effect on Aladdin.

2.8 Absence of Changes. Since the date of the most recent Aladdin balance sheet, except as disclosed in the Aladdin Disclosure Schedule, the consolidated business of Aladdin has been operated in the ordinary course consistent with past practice and there has not been (a) any material adverse change in the business, operations, properties, condition (financial or otherwise), prospects, assets or liabilities (contingent or otherwise, whether due or to become due, known or unknown); (b) any dividend declared or paid or distribution made on capital stock, or any capital stock redeemed or repurchased; (c) any incurrence of debt with a maturity greater than one year; (d) any salary, bonus or compensation increases to any officers, employees or agents; (e) any pending or, to the best knowledge of Aladdin, threatened litigation or disputes; or (f) any other change in the nature of, or the manner of conducting, the business, other than changes that neither have had, nor reasonably may be expected to have, a Material Adverse Effect on Aladdin.

2.9 Information for Filings. None of the information supplied or to be supplied by Aladdin for inclusion in documents to be filed with any regulatory authority in connection with the transactions contemplated hereby, if any, will, at the respective times such documents are filed with any such regulatory authority, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading.

2.10 Records. The respective minute books, books of account, stock record books and other records of Aladdin, all of which have been or will be made available to Buffalo, contain accurate and complete records of all corporate actions of the shareholders and Board of Directors (and committees thereof) during the periods of time in which such minute books were maintained.

2.11 No Default. Aladdin is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under (a) its respective Articles of Incorporation or Bylaws (or other similar charter documents); (b) any mortgage, loan, agreement, contract, arrangement, lease, lease purchase, indenture or other evidences of indebtedness for borrowed money or other instrument to which Aladdin is now a party or by which Aladdin or any of its assets is bound which would have a Material Adverse Effect on Aladdin; or (c) to the best knowledge of Aladdin, any judgment, order, writ, injunction, or decree of any court, arbitrator, agency, official, authority or other Governmental Body.

2.12 Copies of Documents; Accuracy of Information Furnished. Aladdin has delivered or made available to Buffalo complete and accurate copies of all documents listed on the Aladdin

Disclosure Schedule, if any. All of the exhibits and schedules provided by Aladdin are true, correct and complete in all material respects and no written representation, warranty or statement made by Aladdin in or pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to Buffalo which is seeking complete and accurate information with respect to Aladdin.

2.13 Financial Statements. Aladdin has delivered to Buffalo: (a) audited consolidated balance sheet of Aladdin for the fiscal year ended June 30, 1998, including the notes thereto, and the related consolidated statements of income, changes in stockholders' equity and cash flow for the fiscal year then ended, together with the report thereon of independent certified public accountants, and (b) unaudited consolidated balance sheet of Aladdin for the four months since the end of the last fiscal year and the related unaudited statements of income, changes in stockholders' equity, and cash flow for the same period, including in each case the notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of Aladdin as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF BUFFALO

Except as expressly set forth in the disclosure schedule delivered to Aladdin by Buffalo contemporaneously with the execution hereof (the "Buffalo Disclosure Schedule"), Buffalo hereby represents and warrants to Aladdin as follows, which representations and warranties are made as of the date hereof and as of the Effective Date and shall survive the Effective Date regardless of what investigations, if any, Aladdin shall have made prior hereto:

3.1 Organization; Qualification. Buffalo is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Buffalo has full corporate power and authority to own and lease all of the properties and assets it now owns and leases and to carry on its business as now being conducted.

3.2 Authority Relative to this Agreement. Buffalo has full corporate power and authority to execute, deliver and perform this Agreement and, subject to stockholder approval or written consent, if permitted, to consummate the transactions contemplated hereby. The execution and delivery by Buffalo of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by the Board of Directors of Buffalo and, except for the approval of the Merger by the shareholders of Buffalo or by written consent, if permitted, no other corporate actions on the part of Buffalo are necessary with respect thereto. This Agreement has been duly and validly executed and delivered by Buffalo and constitutes a legal, valid and binding obligation of Buffalo enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity.

3.3 Capitalization. As of the date hereof, the authorized capital stock of Buffalo consists of the following: (i) 100,000,000 shares of Buffalo common stock, $0.01 par value (the "Buffalo Common Stock"), of which, 4,620,000 shares are currently issued and outstanding, fully paid and nonassessable, provided that no later than the Effective Date of the Merger, the number of shares of Common Stock shall be reduced to 406,099; (ii) 1,020,000 Class A Warrants, with an expiration date of December 31, 2002, exercisable for one share of Buffalo Common Stock at $2.00; and (iii) 510,000 Class B Warrants, with an expiration date of December 31, 2000, exercisable for one share of Buffalo Common Stock at $4.00.

3.4 Validity of Shares to be Issued. The shares of Buffalo Preferred Stock, Common Stock and Buffalo Warrants to be issued tothe stockholders of Aladdin as a result of the Merger have been duly authorized and, upon delivery thereof pursuant to the provisions of this Agreement, will be validly issued and outstanding, fully paid and non-assessable, not subject to any preemptive rights, and issued in compliance with applicable securities laws.

3.5 SEC Filings. Buffalo has timely prepared and filed all documents required to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and all such filings were timely filed and are current as of the date hereof.

3.6 Governmental Consents and Approvals. Except as set forth on the Buffalo Disclosure Schedule, the execution, delivery and performance by Buffalo of this Agreement and the consummation of the transactions contemplated hereby by Buffalo require no consent, approval, order or authorization of, action by or in respect of, or registration or filing with, any Governmental Body, court, agency, or authority, except the filing of those documents required to be filed with the Secretaries of State of Nevada or Colorado to effectuate the Mergers.

3.7 No Violations. Except as set forth on the Buffalo Disclosure Schedule, the execution, delivery and performance of this Agreement by Buffalo, the consummation by Buffalo of the transactions contemplated hereby or compliance by Buffalo with any of the provisions hereof does not and will not (a) conflict with or result in any breach or violation of any provision of the Articles of Incorporation or Bylaws of Buffalo, (b) result in a default, or give rise to any right of termination, cancellation or acceleration, or loss of any material benefit (with or without the giving of notice or lapse of time or both), or require the consent, approval, waiver or other action of any person, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, trust (constructive or otherwise) agreement, lease or other instrument or obligation to which Buffalo is a party or by which Buffalo may be bound other than that which has been or will be obtained, or (c) result in the creation or imposition of any claim, lien, pledge, security interest, obligation, restriction or other encumbrance on any of the property of Buffalo.

3.8 Litigation. Except as disclosed in the Buffalo Disclosure Schedule, there is no material Proceeding pending or, to the knowledge of Buffalo, threatened against, relating to or affecting Buffalo or any of its respective properties or assets or any officer or director of Buffalo relating to Buffalo at law or in equity, before any Governmental Body nor, to the best of Buffalo's knowledge, is there any basis for commencing a Proceeding that could have a Material

Adverse Effect on Buffalo.

3.9 Absence of Changes. Since the date of the most recent Buffalo balance sheet, except as disclosed in the Buffalo Disclosure Schedule, the consolidated business of Buffalo has been operated in the ordinary course consistent with past practice and there has not been (a) any material adverse change in the business, operations, properties, condition (financial or otherwise), prospects, assets or liabilities (contingent or otherwise, whether due or to become due, known or unknown); (b) any dividend declared or paid or distribution made on capital stock, or any capital stock redeemed or repurchased; (c) any incurrence of debt with a maturity greater than one year; (d) any salary, bonus or compensation increases to any officers, employees or agents; (e) any pending or, to the best knowledge of Buffalo, threatened litigation or disputes; or (f) any other change in the nature of, or the manner of conducting, the business, other than changes that neither have had, nor reasonably may be expected to have, a Material Adverse Effect on Buffalo.

3.10 Information of Filings. None of the information supplied or to be supplied by Buffalo for inclusion in documents to be filed with any regulatory authority in connection with the transactions contemplated hereby, if any, will, at the respective time such documents are filed with such regulatory authority, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading.

3.11 No Default. Buffalo is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under (a) its respective Articles of Incorporation or Bylaws (or other similar charter documents); (b) any mortgage, loan, agreement, contract, arrangement, lease, lease purchase, indenture or other evidences of indebtedness for borrowed money or other instrument to which Buffalo is now a party or by which Buffalo or any of its assets is bound which would have a Material Adverse Effect on Buffalo; or (c) to the best knowledge of Buffalo, any judgment, order, writ, injunction, or decree of any court, arbitrator, agency, official, authority or other Governmental Body.

3.12 Copies of Documents; Accuracy of Information Furnished. Buffalo has delivered or made available to Aladdin complete and accurate copies of all documents listed on the Buffalo

Disclosure Schedule. All of the exhibits and schedules provided by Buffalo are true, correct and complete in all material respects and no written representation, warranty or statement made by Buffalo in or pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to Aladdin which is seeking complete and accurate information with respect to Buffalo.

3.12 Financial Statements. Buffalo has delivered to Aladdin: (a) unaudited consolidated balance sheet of Buffalo for the fiscal year ended December 31, 1997, including the notes thereto, and the related consolidated statements of income, changes in stockholders' equity, and cash flow for the fiscal year then ended, together with the report thereon of independent certified public accountants, and (b) unaudited consolidated balance sheet of Buffalo for the nine months since the end of the last fiscal year and the related unaudited statements of income, changes in stockholders' equity, and cash flow for the same period, including in each case the notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of Buffalo as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP.

ARTICLE 4

ADDITIONAL AGREEMENTS

4.1 Purchase of Buffalo Warrants. Prior to the consummation of the Merger, Aladdin will purchase all of the issued and outstanding Buffalo Warrants from the current holders thereof for a purchase price of $125,000, $25,000 of which has been paid by Aladdin to Buffalo prior to the execution hereof. The remaining $100,000 shall be paid by Aladdin to an escrow agent mutually agreeable to Aladdin and Buffalo (the "Escrow Agent"), and may be paid in full on the closing date or pursuant to an installment plan mutually agreed upon by Aladdin and Buffalo. In conjunction with consummation of the Merger, Buffalo will cause such existing warrants to be cancelled.

4.2 Designation of Preferred Stock. No later than the Effective Date of the Merger, Buffalo shall amend its Articles of Incorporation to provide for the authorization of 3,000,000 shares of preferred stock, 1,677,000 shares of which shall be designated with the rights, preferences and privileges set forth on Exhibit D hereto ("Buffalo Preferred Stock").

4.3 Authorization of Buffalo Warrants. No later than the Effective Date of the Merger, Buffalo shall take such steps as are necessary or appropriate to provide for the authorization of no less than (a) 1,088,500 Class A Warrants ("Buffalo Class A Warrants"), with an expiration date of December 31, 1999, exercisable for one share of Buffalo Common Stock at $1.50; and (b) no less than 1,688,000 Class B Warrants, with an expiration date of December 31, 1999, exercisable for one share of Buffalo Common Stock at $1.00 ("Buffalo Class B Warrants" and, together with the Buffalo Class A Warrants, the "Buffalo Warrants").

4.4 Authorization of Buffalo Units. No later than the Effective Date of the Merger, Buffalo shall take such steps as are necessary to provide for the authorization of no less than 417.6 Units and the securities contained therein, which securities shall consist of (a) one 12% Convertible Debenture in the principal amount of $1,000 bearing interest at 12% per annum for one year from the original issuance date of each Unit, as set forth on Exhibit E attached hereto, which interest shall be paid monthly, and which are convertible at any time for 1.25 shares of Buffalo Common Stock for each $1.00 of such Convertible Debenture; (b) one Buffalo Class A Warrant for each two shares of Buffalo Common Stock which may potentially be so converted; and (c) one Buffalo Class B Warrant for each two shares of Buffalo Common Stock which may potentially be so converted ("Buffalo Units").

4.5 Confidentiality. Except as and to the extent required by law, neither Aladdin nor Buffalo shall disclose or use, nor direct its representatives or agents to disclose or use any Confidential Information (as defined below) with respect to either Aladdin or Buffalo furnished, or to be furnished, by one party to the other, or its respective representatives, at any time or in any manner other than in connection with its evaluation of the Merger. For purposes of this

Section 4.2, "Confidential Information" means any information about Aladdin or Buffalo stamped "confidential" or identified in writing as such by either Aladdin or Buffalo promptly following its disclosure, unless (a) such information is already known to the other party or its representatives or agents or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of the other party or its representatives or agents, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Merger, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. Upon written request of Aladdin or Buffalo to the other party, both Aladdin and Buffalo will promptly return to the other or destroy any Confidential Information in its possession and certify in writing to the other party that is has done so. Aladdin and Buffalo agree to execute a separate material confidentiality agreement in the form attached hereto as Exhibit A.

4.6 Disclosure. Except as and to the extend required by law, without the prior written consent of the other party, neither Aladdin nor Buffalo will make, and each will direct its representatives and agents not to make, directly or indirectly, any public comment, statement, or communication with respect to the terms, conditions, or other aspects of the Merger contemplated herein. If either Aladdin or Buffalo is required by law to make any such disclosure, it must first provide to the other party the content of the proposed disclosure, the reasons that such disclosure is required by law and the time and place that the disclosure will be made.

4.7 Legal and Other Fees. Aladdin shall bear all of its legal fees incurred in furtherance of the Merger as well as up to $5,000 of the legal fees incurred by Buffalo. Buffalo shall be responsible for the payment of any advisory and/or finder's fees owed by Buffalo. Aladdin shall be responsible for any and all expenses related to financial advisory, accounting, transfer agent, and/or regulatory fees related to the Merger.

4.8 Agreement to Consummate. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use reasonable efforts to do all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as reasonably practicable, the Merger contemplated by this Agreement.

4.9 Aladdin Shareholders' Approval. Within 60 business days after the execution of this Agreement by Aladdin and Buffalo, Aladdin shall hold a meeting of its shareholders for the purpose of voting upon the Merger. In connection with such meeting, Aladdin shall mail all required notices and other materials to its shareholders, and the Board of Directors of Aladdin shall recommend approval of the matters related to the Merger to be voted upon by the holders of

Aladdin Common Stock at such shareholder meeting and shall use its best efforts to obtain such shareholder approval.

4.10 Buffalo Shareholder's Approval. Within 60 business days after the execution of this Agreement by Aladdin and Buffalo, Buffalo shall either (a) hold a meeting of its shareholders for the purpose of voting upon the Merger, or (b) obtain approval of the Merger by written consent, if permissible. If a shareholder meeting is held, Aladdin shall mail all required notices and other materials (after receiving such notices and materials and the appropriate mailing addresses from Buffalo) to the Buffalo shareholders, and the Board of Directors of Buffalo shall recommend approval of the matters related to the Merger to be voted upon at such shareholder meeting and shall use its best efforts to obtain such shareholder approval.

4.11 Articles of Merger. Buffalo (as the Surviving Corporation) shall comply with all requirements of section 92A.200 et seq. of the Nevada General Corporation Law and Article 111 of the Colorado Business Corporation Act with respect to the filing of Articles of Merger.

ARTICLE 5

CONDITIONS PRECEDENT TO CLOSING AND POST-CLOSING COVENANTS

5.1 General Conditions. Consummation of the Merger shall be subject to the fulfillment at the Effective Date of each of the following conditions:

(a) No Injunction. No court having jurisdiction shall have issued, to the knowledge of Aladdin or Buffalo, an injunction preventing the consummation of the Merger that shall not have been stayed or dissolved at the Effective Date.

(b) Securities Law. Buffalo shall have filed all applicable federal and state securities law notices of issuance of Buffalo Common Stock, if any, in connection with the Merger. In addition, Buffalo shall have prepared and filed all proxy materials required under

Schedule A of the Securities Exchange Act, and shall have mailed all such proxy material in definitive form to all Buffalo shareholders in compliance with the Securities Exchange Act.

(c) Corporate and Other Actions. All actions taken or to be taken in connection with the transactions contemplated hereby, and all documents incident thereto shall be reasonably satisfactory in form and substance to the parties and their counsel, and the parties and their counsel shall have received all such counterpart originals or certified or other copies of such documents as the parties or their counsel may reasonably request.

5.2 Conditions to Closing in Favor of Aladdin. Consummation of the Merger shall be subject to the fulfillment, to the satisfaction of Aladdin, or written waiver, at or before the Effective Date, of each of the following conditions:

(a) Opinion of Counsel for Buffalo. Buffalo shall have furnished Aladdin with an opinion of Buffalo's counsel, dated the Effective Date, in the form attached hereto as Exhibit B.

(b) Representations and Warranties of Buffalo. The representations, warranties and statements of Buffalo contained in this Agreement, shall be complete and accurate as of the date of this Agreement and shall also be complete and accurate at and as of the Effective Date, except for changes contemplated by this Agreement, as if made on the Effective Date; and Buffalo shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Date.

(c) Buffalo Officers' Certificate. Buffalo shall have delivered to Aladdin an Officer's Certificate, dated the Effective Date, to the effect that (i) such officer is familiar with the provisions of this Agreement and (ii) the conditions specified in Section 5.1 and in paragraph (b) of this Section 5.2 have been satisfied in all material respects.

(d) Governmental Consents, Authorizations, Etc. All material consents, authorizations, orders or approvals of, and filings or registrations with, and any permits, licenses or other authorizations required by any applicable Governmental Body in connection with the execution and delivery of this Agreement by Buffalo and the consummation by Buffalo of the transactions contemplated hereby shall have been obtained or made.

(e) Buffalo Shareholder Approval. The requisite number of shareholders of Buffalo shall have voted in favor of the Merger.

(f) Cancellation of Buffalo Warrants. Pursuant to section 5(a) of Buffalo's Warrant Agent Agreement (attached as Exhibit 3.1 to Buffalo's Form 10SB Registration Statement), Aladdin requires that Buffalo cancel the Buffalo Warrants in order to consummate the Merger. Accordingly, all such Buffalo Warrants shall have been cancelled.

(g) Shareholder Approval of Reincorporation. If reincorporation of the Surviving Corporation in the State of Nevada will not require compliance with the regulation provisions of the Securities Act of 1933, such reincorporation in the State of Nevada is approved by the requisite number of shareholders of Buffalo. If reincorporation of the Surviving Corporation in the State of Nevada requires compliance with the regulation provisions of the Security Act of 1933, shareholder approval of such reincorporation need not be obtained in order to consummate the Merger.

(h) Qualified Securities. All Buffalo Common Stock, is qualified for quotation on the NASD Bulletin Board.

(i) Consents. On or before the Effective Date, Buffalo shall have obtained all necessary or required consents to the transactions contemplated by this Agreement or otherwise necessary.

5.3 Conditions to Closing in Favor of Buffalo. Consummation of the Merger shall be subject to the fulfillment, to the satisfaction of Buffalo, or written waiver, at or before the Effective Date of the following conditions:

(a) Opinion of Counsel for Aladdin. Aladdin shall have furnished Buffalo with an opinion of Aladdin's counsel, dated the Effective Date, in the form attached hereto as Exhibit C.

(b) Representations and Warranties of Aladdin. The representations, warranties and statements of Aladdin contained in this Agreement, shall be complete and accurate as of the date of this Agreement and shall also be complete and accurate at and as of the Effective Date, except for changes contemplated by this Agreement, as if made at and as of the Effective Date; and Aladdin shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Date.

(c) Aladdin Officers' Certificates. Aladdin shall have delivered to Buffalo an Officer's Certificate, dated the Effective Date, to the effect that (i) such officer is familiar with the provisions of this Agreement and (ii) the conditions specified in Section 5.1 and in paragraph (b) of this Section 5.3 have been fully satisfied.

(d) Governmental Consents, Authorizations, Etc. All material consents, authorizations, orders or approvals of, and filings or registrations with, and any permits, licenses or other authorizations required by any applicable Governmental Body in connection with the execution and delivery of this Agreement by Aladdin and the consummation by Aladdin of the transactions contemplated hereby shall have been obtained or made.

(e) Aladdin Shareholder Approval. The requisite number of the holders of Aladdin Common Stock shall have voted in favor of the Merger.

5.4 Post-Closing Covenants.

(a) Appointment and Resignation of Buffalo Directors. It is the intent of Aladdin and Buffalo that, upon the consummation of the Merger, a change in control of Buffalo will occur. Accordingly, upon the consummation of the Merger, Buffalo's current Board of

Directors will appoint the following persons to the Board of Directors of Buffalo: (1) Meghan Robins, (2) Max Lammers, (3) Amy R. Montano and (4) Haskell Robins to the Board of Directors the current members of Aladdin's Board of Directors. Following such appointment, each current member of Buffalo's Board of Directors shall resign.

(b) Assumption of Agreements. Upon the consummation of the Merger, any and all employment agreements and/or consulting agreements previously entered into by Buffalo shall be terminated, and any and all such agreements made by Aladdin shall be assumed by

Buffalo.

(c) Name Change. Following the consummation of the Merger, the name of Buffalo will be changed to Aladdin Oil Corporation and the trading symbol will be changed to better reflect the new name of the company.

(d) Qualification to Conduct Business in California. The Surviving Corporation shall be qualified by the California Secretary of the State as a foreign corporation authorized to conduct business in the State of California.

ARTICLE 6

TERMINATION, AMENDMENT AND WAIVER

6.1 Termination. This Agreement may be terminated at any time prior to the Effective Date, whether or not stockholder approval has been received:

(a) by mutual consent of the Boards of Directors of Aladdin and Buffalo;

(b) by Aladdin if any representation or warranty of Buffalo, or by Buffalo if any representation or warranty of Aladdin, contained herein shall have been incorrect or breached in any material respect, as to which notice shall have been given to such party, and shall not have been cured or otherwise resolved to the reasonable satisfaction of the other party on or before the Effective Date, or by either Aladdin or Buffalo if any condition to the consummation of the

Merger that must be fulfilled to its satisfaction has (in the good faith judgment of its Board of Directors) becomes impractical to be fulfilled;

(c) by either Aladdin or Buffalo if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable; or

(d) by Aladdin or Buffalo if the Merger has not become effective by December 31, 1998 (unless an extension of such date is agreed to in writing by Aladdin and Buffalo); provided, however, that no party shall be permitted to terminate hereunder if such party is in violation of this Agreement.

6.2 Effect of Termination. In the event of the termination of this Agreement as provided herein, this Agreement shall become wholly void and have no further force and effect except as hereinafter provided; and there shall be no liability on the part of Aladdin or Buffalo (or their respective officers of directors) except to comply with the confidentiality provisions of Section 4.2 hereof, and except as otherwise provided herein. Nothing contained herein shall relieve any party from liability for its breach of this Agreement.

6.3 Amendment. This Agreement may be amended by the parties hereto at any time prior to the Effective Date; provided, however, that any amendment must be by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

6.4 Extension; Waiver. At any time prior to the Effective Date, any party hereto that is entitled to the benefits hereof, by action taken by its Board of Directors or a duly authorized officer, may (a) extend the time for the performance of any of the obligations or other acts of any of the other parties hereto, (b) in whole or in part, waive any inaccuracy in the representations and warranties of any of the other parties hereto contained herein or in any exhibit or schedule hereto or in any document delivered pursuant hereto, and (c) in whole or in part, waive compliance with any of the agreements of any of the other parties hereto or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid as set forth in an instrument in writing signed and delivered on behalf of such party.

ARTICLE 7

GENERAL PROVISIONS

7.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if and when delivered personally or transmitted by telecopy or telegram, mailed by registered or certified mail (return receipt requested) or sent by a recognized next business day courier to the persons at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Aladdin:

Aladdin Oil Corporation

11911 San Vicente Blvd., Suite 385

Los Angeles, California 90049

Attention: Meghan Robins, President

and Chief Executive Officer

Facsimile: (310) 440-4481

with a copy to:

Arter & Hadden

725 S. Figueroa Street

34th Floor

Los Angeles, California 90017

Attention: Ronald Warner, Esq.

Facsimile: (213) 617-9255

If to Buffalo:

Buffalo Capital V, Ltd.

7331 S. Meadow Court

Boulder, Colorado 80301

Attention: Grant Peck, President

Facsimile: (303) 530-1727

with a copy to:

Frascona, Joiner & Goodman

4750 Table Mesa Drive

Boulder, Colorado 80303-5500

Attention: Gary S. Joiner, Esq.

Facsimile: (303) 494-6309

7.2 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Terms such as "herein," "hereof," "hereinafter" refer to this Agreement as a whole and not to the particular sentence or paragraph where they appear, unless the context otherwise requires. Terms used in the plural include the singular, and vice versa, unless the context otherwise requires.

7.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.4 Miscellaneous. This Agreement, including the exhibits and schedules hereto, if any, (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) is not intended to and shall not confer upon any other person any rights or remedies hereunder or otherwise with respect to the subject matter hereof, except for rights that may expressly arise as a consequence of the Merger; (c) shall not be assigned by operation of law or otherwise; (d) has been drafted by all of the parties to this Agreement and should not be construed against any of the parties hereto; and (e) shall be governed in all respects, including validity, interpretation and effect by the substantive laws of the State of Nevada without regard to conflict of law provisions.

7.5 Effectiveness for Bookkeeping Purposes; Closing. For tax and accounting purposes, if all conditions precedent to the effectiveness of the Merger, including the execution of this Agreement, shall have occurred prior to December 31, 1998, this Agreement shall be deemed effective as of December 31, 1998. If all conditions precedent to the effectiveness of the Merger, including execution of this Agreement, shall have occurred after December 31,

1998, this Agreement shall be deemed effective on such other date as Aladdin and Buffalo shall mutually agree in writing (the "Effective Date"). The exchange and delivery of instruments necessary to accomplish the Merger shall occur at such place as Aladdin and Buffalo may initially agree. Unless otherwise agreed by Aladdin and Buffalo, such exchange and delivery of instruments shall occur on the Effective Date.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or have caused this Agreement to be executed by their duly authorized officers.

ALADDIN OIL CORPORATION

By/s/ MEGHAN ROBINS

Meghan Robins, President and Chief Executive Officer

BUFFALO CAPITAL V, LTD.

By/s/ GRANT PECK

Grant Peck, President

EXHIBIT A

Form of Confidentiality Agreement

This Confidentiality Agreement (this "Agreement") is made this 23rd day of November, 1998, by and between Aladdin Oil Corporation, a Nevada corporation ("Aladdin"), and Buffalo Capital V, Ltd., a Colorado corporation ("Buffalo") (where applicable, Aladdin and Buffalo will sometimes be referred to individually as the "Other Party" or collectively as the "Parties").

In consideration of the matters set forth in Paragraph 2 below, the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Aladdin and Buffalo hereby mutually agree as follows:

1. Definitions. As used in this Agreement, the terms set forth below shall have the following meanings:

1.1 "Affiliate(s)." An "affiliate" of, or a Person "affiliated" with, a specified Person, is (a) a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified Person, (b) a Person owning or controlling ten percent or more of the outstanding voting securities of such specified Person, and (c) any officer, director or partner of such specified Person.

1.2 "Person." Any natural person, partnership, corporation, association, trust or other legal entity.

1.3 "Proprietary Information" shall mean (a) with respect to Aladdin, all information, data, reports, records, terms, structures, arrangements (financing or otherwise), analyses, forecasts, projections and all other information, oral or written, relating directly or indirectly, to the business operations of Aladdin or its Affiliates, including, but not limited to, any and all information relating to the acquisition of, or exploration or drilling activities on, any oil or natural gas properties presently owned by Aladdin or acquired by Aladdin during the term of this Agreement; and (b) with respect to Buffalo, all information, data, reports, records, terms, structure, arrangements (financing or otherwise), analyses, forecasts, projections and all other information, oral or written, relating directly or indirectly, to the business operations of Buffalo or its Affiliates.

Proprietary Information shall not include information that:

(i) is or become publicly available through no act or omission of Aladdin or Buffalo in breach hereof;

(ii) came or comes into the possession of Aladdin or Buffalo through sources not involving a breach hereof;

(iii) is or becomes known to any third party without restriction through no act or omission of Aladdin or Buffalo in breach hereof, or

(iv) either Aladdin or Buffalo is required to disclose or discloses with the consent or the Other Party, to any governmental agency.

2. Covenant of Nondisclosure and Confidentiality.

2.1 Commencing on the date hereof until the date this Agreement shall be terminated in accordance with Paragraph 3 hereof, all Proprietary information previously disclosed by Aladdin or Buffalo to the Other Party, or disclosed by Aladdin or Buffalo in the future to the Other Party shall be maintained in confidence by the Parties and their Affiliates and shall not be disclosed to third parties or used for any purpose whatsoever not specifically authorized by the terms of this Agreement or by a subsequent written agreement between the Parties.

2.2 No copies shall be made by Aladdin or Buffalo of any documents comprising or containing any Proprietary without the prior consent of the Other Party. The Parties shall be deemed to have complied with their respective obligations hereunder provided the Parties protect and safeguard the confidentiality of any Proprietary Information in the manner and as they protect and safeguard the confidentiality of their own proprietary information of like kind.

2.3 The Parties agree that upon the termination of this Agreement, or upon the written request of the Other Party, whichever shall first occur, the Parties shall return (and shall cause each of their Affiliates to return) to the Other Party all material and items containing Proprietary Information, including all copies thereof.

3. Termination and Duration. Unless this Agreement shall be earlier terminated by the express written consent of each of the Parties hereof, this Agreement shall be terminated and of no further force and effect on the date which is five years after the date hereof.

4. Invalidity; Unenforceability. If any of the provisions set forth in this Agreement are determined by a court of competent jurisdiction to be invalid or unenforceable by reason of this

Agreement extending for too great a period of time or over too great a geographical areas, or by reason of its being too extensive in any other respects, this Agreement shall be interpreted to extend only over the maximum time and geographical area, and to the maximum extent in all other respect, as to which it is valid and enforceable, all as determined by such court in such action. Any determination that any provision hereof is invalid and unenforceable, in whole or in part, shall have no effect upon the validity or enforceability of any remaining provision hereof.

5. Indemnification. The Parties and their Affiliates hereby indemnify and agree to hold each other and their respective Affiliates harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, costs and expenses, including litigation costs and reasonable attorneys' fees, arising from, out of, or in any way connected with any disclosure, dissemination or use of any Proprietary Information not expressly authorized or permitted pursuant to the terms and provisions of this Agreement.

6. Damages and Disputes. The Parties acknowledge that breach of any of the foregoing covenants by the Other Party will cause irreparable damage to the non-breaching party, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for such breach are inadequate. Accordingly, the Parties agree that upon a breach under this Agreement, the non-breaching party shall be entitled to preliminary and final injunctive relief, including the imposition of a temporary restraining order, upon ex parte application for such an order, ordering the breaching party specifically to perform the foregoing covenants or to refrain from any act or omission in violation of this Agreement. Notwithstanding the foregoing, nothing contained herein shall limit the rights of the Parties to enforce any remedy available to it or them from time to time, whether at law or in equity.

The prevailing party in any actin or proceeding arising out of or relating to this Agreement or the subject matter hereof shall be entitled to recover all of its reasonable attorneys' fees and other expenses of litigation actually incurred in connection with such action or proceeding.

7. Counterparts. This Agreement may be executed in counterparts, and when one counterpart shall have been executed and delivered by each of the Parties to the Other Party, each such counterpart will thereupon be deemed an original and will together with the other such counterparts constitute one Agreement.

8. Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the respective parties hereto.

9. Notices. All notices which may or are required to be given or made by either party hereto to the other party shall be in writing. All such notices shall be made by registered or certified mail, return receipt requested, or by facsimile transmission, or by telephone (promptly thereafter confirmed in writing), as follows:

If to Aladdin:

Aladdin Oil Corporation

11911 San Vicente Blvd., Suite 385

Los Angeles, California 90049

Attention: Meghan Robins, President and

Chief Executive Officer

Facsimile: (310) 440-4481

with a copy to:

Arter & Hadden

725 S. Figueroa Street

34th Floor

Los Angeles, California 90017

Attention: Ronald Warner, Esq.

Facsimile: (213) 617-9255

If to Buffalo:

Buffalo Capital V, Ltd.

7331 S. Meadow Court

Boulder, Colorado 80301

Attention: Grant Peck

Facsimile: (303) 530-1727

with a copy to:

Frascona, Joiner & Goodman, P.C.

4750 Table Mesa Drive

Boulder, Colorado 80303-5500

Attention: Gary S. Joiner, Esq.

Facsimile: (303) 430-6309

10. Governing Law. This Agreement has been executed and delivered in, and shall be construed in accordance with the laws of, the State of Nevada, without giving effect to any conflicts of law or choice of law provisions.

11. Construction. The captions assigned to the provisions of this Agreement are for convenience only and shall be disregarded in construing this Agreement. Unless this context otherwise requires, the pronouns of any gender shall include the other genders, either the singular or plural shall include the other, the word "any" shall include the word "all" and the word "or" is not exclusive.

The Parties have cooperated in the drafting, preparation and review of this Agreement, and in any construction to be made of this Agreement, it shall not be construed as against either of the Parties.

12. Entire Agreement. This Agreement incorporates thecomplete the entire Agreement between the Parties with reference to the subject matter hereof, and there are no other oral agreements, understandings, representations or warranties, express or implied, relating thereto between the parties. No modification or amendment of this Agreement shall be binding upon the parties unless executed in writing by the Parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Aladdin Oil Corporation

By: /s/ MEGHAN ROBINS

Meghan Robins, President and Chief Executive Officer

Buffalo Capital V, Ltd.

By: /s/ GRANT PECK

Grant Peck, President

Buffalo Capital Opinion Letter

November 23, 1998

Meghan Robins, President

Aladdin Oil Corporation

11911 San Vicente Boulevard, Suite 385

Los Angeles, CA 90049

Re: Buffalo Capital V, Ltd\Aladdin Oil Corporation Merger

Dear Ms. Robins:

We represent Buffalo Capital V, Ltd., a Colorado corporation (the "Company"). In that capacity, we have been asked to provide you with our legal opinion in connection with closing under the Agreement and Plan of Merger and Reorganization dated November 23, 1998 (the "Merger Agreement") executed between Aladdin Oil Corporation ("Aladdin") and the Company.

This letter is furnished to you pursuant to Section 5.3(a) of the Merger Agreement.

In conjunction with the request for an opinion, we have examined the corporate records and proceedings of the Company with respect to:

(i). The organization and continuing existence of the Company;

(ii). The legal sufficiency of all corporate proceedings of the Company taken in connection with the creation, issuance, the form and legality, and full payment and nonassessability, of all presently issued and outstanding stock of the Company;

(iii). The legal sufficiency of all corporate proceedings of the Company taken in connection with the execution, delivery and performance of the Merger Agreement by the Company; and

(iv). The legal sufficiency of all corporate proceedings of the Company taken in conjunction with its registration under Section 12(g) of the Securities Exchange Act of 1934 by filing its registration statement on Form 10-SB, and its subsequent compliance with applicable reporting obligations under the Securities Exchange Act of 1934.

In addition to examination of the records and proceedings described above, we have made such other and further factual and legal examinations and inquiries as we deemed necessary or appropriate. As to factual matters bearing upon our opinion, we have, with the Company's permission, relied entirely upon information, documents and certificates presented to us by the

Company, the accuracy and completeness of which we have not undertaken to verify or confirm.

Based upon all of the foregoing, we are of the opinion that:

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and is duly qualified as a corporation and is in good standing to do business in the State of Colorado with authority to enter into the Merger Agreement and to carry out the transactions contemplated thereby.

2. The Merger Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

3. The execution, delivery and performance of the Merger Agreement by the Company will not conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of the Company, or under any material agreement to which the Company is a party or by which the Company is bound, and will not violate any law or regulation applicable to the Company.

4. The Company has obtained all consents, approvals, authorizations, and orders of third parties, including governmental authorities, if any, necessary for the authorization, execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby.

5. There is no currently pending or, to the best of our knowledge, threatened litigation or governmental proceeding that would restrain, invalidate or adversely affect the transactions which are the subject of the Merger Agreement.

6. The Company has a class of securities registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, and as of the date hereof, has filed all reports and information required to be filed pursuant to Section 13 of the Securities Exchange Act. All of such filings were prepared in accordance with the requirements of Section 13 of the Securities Exchange Act of 1934, and to the best of our knowledge and belief, did not, at the time they were filed, contain any untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We are members of the State Bar of Colorado. We express no opinion as to the laws of any jurisdiction other than the laws of the State of Colorado and, to the extent applicable to the foregoing opinion, the federal laws of the United States of America. This opinion is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.

This opinion is as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or entity, or any other circumstance. This opinion is provided to you as a legal opinion only and, without our prior written consent, may not be relied upon or quoted in whole or in part or otherwise referred to in any report or document or furnished to any person or entity other than you, the Company, your respective counsel, and your respective successors and assigns.

Please also be advised that in connection with the preparation of the Proxy Statement, we consulted with officers and representatives of the Company, made inquires of, and discussed the contents of the Proxy Statement with, such officers and representatives, and performed such other examinations as we have described herein. In connection with the preparation of the Proxy Statement, we have also, with the knowledge and permission of Aladdin Oil Corporation, received and relied upon information and documents supplied by officers and representatives of Aladdin Oil Corporation.

Without taking any action to independently verify the statements made in the Proxy Statement, nothing has come to our attention that would lead us to believe that the Proxy Statement, or any amendment or supplement thereto made prior to the date hereof (if any), contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that we express no statement as to the financial statements and related schedules and other financial or statistical data included in the Proxy Statement.

Frascona, Joiner & Goodman, P.C.

/s/ Gary S. Joiner

EXHIBIT C - FORM OF ALADDIN LEGAL OPINION

Buffalo Capital V, Ltd.

7331 S. Meadow Court

Boulder, CO 80301

Re: Merger of Aladdin Oil Corporation into Buffalo Capital V, Ltd.

Gentlemen:

We have acted as counsel to Aladdin Oil Corporation, a Nevada corporation ("Aladdin") in connection with the preparation of the Agreement and Plan of Merger and Reorganization dated

November 23, 1998 (the "Merger Agreement") executed by Aladdin and Buffalo Capital V, Ltd. ("Buffalo").

This letter is furnished to you pursuant to Section 5.3(a) of the Merger Agreement. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

In connection with this opinion, we have examined and are familiar with originals or copies of (i) the Merger Agreement; (ii) the Articles of Incorporation of Aladdin; (iii) the Bylaws of Aladdin; and (iv) such other records, documents and instruments as we have deemed necessary or appropriate as a basis for the opinions set forth below.

Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, we are referring solely to the conscious awareness of facts or other information by lawyers in this firm who have given substantive attention to the transaction described in the Merger Agreement, who are Ronald Warner, David R. Decker, and Brett M. Broderick. Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts and no inference as to our knowledge concerning such facts should be drawn from the fact that such representation has been undertaken by this firm.

In our examination, and for all purposes of the opinions express in this letter, we have assumed, with your permission and without independent investigation, that:

(a) the signatures of persons (other than individuals signing on behalf of Aladdin) signing all documents in connection with which this opinion is rendered are genuine and authorized.

(b) all documents submitted to us as copies, whether certified or not, conform to authentic original documents;

(c) all parties (other than Aladdin) to the documents reviewed by us have the appropriate power (corporate or individual) and authority (corporate or individual) to execute, deliver and perform thereunder, and all such documents have been duly authorized by all necessary actions on the part of such parties, have been duly executed by such parties, have been duly delivered by such parties and, as to all such parties other than Aladdin, constitute the legal, valid and binding obligations of such parties; and

(d) No consent, approval, authorization, declaration or filing by or with any governmental commission, board or agency is required for the valid execution and delivery by you of the Merger Agreement which has not been duly obtained.

Based on the foregoing, and subject to the limitations, qualifications and exceptions set forth below, we are of the opinion that:

1. Aladdin (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is duly qualified as a foreign corporation and is in good standing to do business in each jurisdiction in which it owns, leases or operates property, except where the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise), business assets, liabilities, capitalization, financial position, operations, results of operations or prospects of Aladdin; and (b) has corporate power and authority to enter into the Merger Agreement and to carry out the transactions contemplated thereby.

2. The Merger Agreement has been duly executed and delivered by Aladdin and constitutes a valid and binding agreement of Aladdin enforceable against Aladdin in accordance with its terms.

3. The execution, delivery and performance of the Merger Agreement by Aladdin will not conflict with or result in the breach of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of Aladdin or any material agreement or instrument known to us to which Aladdin is a party or by which it is bound or any laws or regulatory provisions which are known to us be applicable to Aladdin.

4. To our knowledge, Aladdin has obtained all consents, approvals, authorizations, orders of third parties, including governmental authorities, if any, necessary for the authorization,

execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby.

5. We are not aware of any pending or threatened litigation or governmental proceeding that would restrain, invalidate or adversely affect the transaction which are the subject of the Merger Agreement.

The opinions set forth above are subject to the following

qualifications:

(a) The effect of any applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent transfer, marshaling and other laws relating to or affecting the rights of creditors generally; and

(b) The effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, and good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

This opinion is limited to matters involving the federal laws of the United States of America and the laws of the State of Nevada.

Our opinions are an expression of professional judgment and are not a guaranty of a result. We do not undertake to advise you of matters which may come to our attention subsequent to the date hereof which may affect our legal opinions expressed herein.

This opinion is solely for the benefit of the addressee hereof and may not be relied upon in any manner by any other person or entity without the express written permission of this firm. Copies of this opinion letter may not be furnished to any other person or entity, nor may any portion of this opinion letter be quoted, circulated or referred to in any other document, without our prior written consent. Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Very truly yours,

Arter & Hadden

EXHIBIT D

Rights, Preferences and Privileges of Buffalo Preferred Stock

Certificate of Determination of Privileges, Rights and Preferences of the Series A, 12% Convertible Preferred Stock, $0.01 Par Value of Aladdin Oil Corporation (a Nevada corporation).

The undersigned, Meghan Robins, hereby certifies that:

1. She is the duly elected and acting President and Secretary of Aladdin Oil Corporation, a Nevada corporation (the "Corporation").

2. The Corporation is authorized to issue 4,000,000 share of Preferred Stock. The number of shares being authorized in the series of Preferred Stock designated as "Series A 12% Convertible Preferred Stock, $0.01 par value" is 2,000,000. There are no shares of said Series A 12% Convertible Stock, $0.01 par value outstanding as of the date of this Certificate of Determination.

3. Under authority given by the Corporation's Articles of Incorporation, the Board of Directors has duly adopted the following recitals and resolutions:

WHEREAS, the Articles of Incorporation of the Corporation provide for a class of shares known as Preferred Stock, issuable from time to time in one or more series; and

WHEREAS, the Board of Directors of the Corporation is authorized within the limitations and restrictions stated in said Articles of Incorporation to determine or to alter the rights, preferences, privileges, and restrictions granted to or imposed on any wholly unissued series of Preferred Stock, to fix the number of shares constituting any such series, and to determine the designation thereof, or any of them; and

WHEREAS, the Corporation has not issued any shares of such Series A 12% Convertible Preferred Stock, $0.01 par value and the Board of Directors of this Corporation desire to determine the rights, preferences, privileges and restrictions relating to this series of Preferred Stock, and the number of shares constituting and the designation of said series;

RESOLVED, that the Board of Directors hereby determined the designation of, number of shares constituting, and the rights, preferences, privileges and restrictions relating to said Series A 12% Convertible Preferred Stock, $0.01 par value, as follows:

(a) Designation. This series of Preferred Stock shall be designated "Series A 12% Convertible Preferred Stock, $0.10 Per Share" (referred to herein as the "Preferred Stock, Series A").

(b) Number of Shares. The number of shares constituting the Preferred Stock, Series A shall be 2,000,000.

(c) Par Value. The par value of the Preferred Stock, Series A shall be $0.01 per share.

(d) Voting. The Preferred Stock, Series A shall have no voting rights on any Corporation matter.

(e) Dividends. Dividends on the Preferred Stock, Series A shall be cumulative at the rate of 12% per annum. The dividends shall be paid on a monthly basis at the rate of one percent per month at the end of each month. Dividends shall not be paid for any month after the money of June, 1999, and may cease to be paid earlier upon conversion of the Preferred Stock, Series A into Common Stock. In the event the Corporation does not pay the dividend in any one month, the dividend owed to the Preferred Stock, Series A for that month shall be added to the dividend due the Preferred Stock, for the following month. In the event there are not sufficient legally available funds to pay the Preferred Stock, Series A dividends, no dividends will be paid or set apart for payment on the Common Stock, no distribution shall be made on the Common Stock (other than a dividend payable in Common Stock), and no shares of Common Stock will be redeemed, retired or otherwise acquired for valuable consideration (except upon conversion of the Preferred Stock, Series A) unless full cumulative dividends on the Preferred Stock, Series A for all past quarters and for the current quarter have been paid.

(f) Preference on Liquidation. In the event of a liquidation of the Corporation, the Preferred Stock, Series A shall have a first claim over and above the Common Stock and any other Series of Preferred Stock on the net assets of the Corporation. The net assets shall be those assets remaining after payment of the liabilities of the Corporation and prior to any distribution to the shareholders holding Common Stock. The holders of the Preferred Stock, Series A will share pro rata in proportion to the dollar amount of the par value of their respective holdings with any other Series of Preferred Stock which has been granted a preference on liquidation. In the event the net assets are not sufficient to return the $0.75 per share to the

Preferred Stock, Series A shareholders, they shall share pro rata in proportion to the dollar amount of the par value of their respective holdings.

(g) Conversion. The Preferred Stock, Series A may be converted at any time, at the option of the holders, into Common Stock on the basis of one share of Common Stock for each share of

Preferred Stock, Series A.

(h) Transferability. The Preferred Stock, Series A shall not be transferable, provided that in the event of the death of a holder of shares of the Preferred Stock, Series A to the heirs or estate of such person.

This Certificate of Determination is hereby executed by the President and the Secretary of the Corporation this 23rd day of July, 1998.

/s/ Meghan Robins

President

/s/ Meghan Robins

Secretary

EXHIBIT E

Purchase Date of Convertible Debentures

Name	Number of Units	Date Paid
Crowder, Brent	15.00	8/1/98
Kamishita, Scott	7.50	8/1/98
Kutcher, Al & Frances	250.00	7/1/98
Lee, Harvey	7.50	8/1/98
Runnels, Jack & Judith	15.10	8/1/98
Sturm, Dagmar	77.50	8/1/98
Taniguchi, Kazue	22.50	8/1/98
Taniguchi Land Trust	15.00	8/1/98
Tagioka Motomu	7.50	8/1/98

SCHEDULE A

Aladdin Disclosure Schedule

1. Section 2.2. Aladdin has two wholly-owned subsidiaries: (a) Aladdin International, Inc., an Ohio corporation; and (b) Aladdin Oil Corporation of Ohio, an Ohio corporation.

2. Section 2.2(d). Aladdin has a contingent obligation to sell 100% of the outstanding shares of Common Stock of Aladdin International, Inc., to Mr. Max P. Lammers for the sum of $1.00. This obligation arises only if Aladdin is not a "public reporting" company, as defined by the Securities and Exchange Act of 1934, and the Common Stock of Aladdin is not quoted on a national stock exchange by June 30, 1999.

SCHEDULE B

Buffalo Disclosure Schedule

3.6 The Proxy Statement to be sent to the shareholders of the company must be filed with the Securities and Exchange Commission not less than 10 calendar days prior to the date it is first given or sent to the shareholders.

3.7 Closing under the Merger Agreement will give rise to right to cancel the outstanding Class A and Class B Warrants.

Appendix C - Amended and Restated Articles of Incorporation of Aladdin Oil Corporation

The undersigned, who, if a natural person, is eighteen years of age or older, hereby establishes a corporation pursuant to the Colorado Business Corporation Act as amended and adopts the following Articles of Incorporation:

FIRST: The name of the corporation is Aladdin Oil Corporation.

SECOND: The corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under the laws of Colorado. In addition, the corporation may do everything necessary, suitable or proper for the accomplishment of any of its corporate purposes. The corporation may conduct part or all of its business in any part of Colorado, the United States or the world and may hold, purchase, mortgage, lease and convey real and personal property in any of such places.

THIRD: The aggregate number of shares which the corporation shall have authority to issue is one hundred ten million (110,000,000) shares of which a portion shall be common stock and a portion shall be preferred stock, all as described below.

A. Common Stock. The aggregate number of common shares which the corporation shall have the authority to issue is one hundred million (100,000,000), which shares shall be designated "Common Stock." Subject to all the rights of the Preferred Stock as expressly provided herein, by law or by the Board of Directors pursuant to this Article, the Common Stock of the corporation shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges in these Articles of Incorporation, including, but not limited to, the following rights and privileges:

(a) dividends may be declared and paid or set apart for payment on the Common Stock out of any assets or funds of the corporation legally available for the payment of dividends;

(b) the holders of Common Stock shall have unlimited voting rights, including the right to vote for the election of directors and on all other matters requiring stockholder action. Each holder of Common Stock shall have one vote for each share of Common Stock standing in his name on the books of the corporation and entitled to vote. Cumulative voting shall not be permitted in the election of directors or otherwise.

(c) on the voluntary or involuntary liquidation, dissolution or winding up of the corporation, and after paying or adequately providing for the payment of all of its obligations and amounts payable in liquidation, dissolution or winding up, and subject to the rights of the holders of Preferred Stock, if any, the net assets of the corporation shall be distributed pro rata to the holders of the Common Stock.

B. Preferred Stock. The aggregate number of preferred shares which this corporation shall have the authority to issue is ten million (10,000,000) shares, each with no par value, which shares shall be designated "Preferred Stock." Shares of Preferred Stock may be issued from time to time in one or more series as determined by the Board of Directors. The Board of Directors is hereby authorized, by resolution or resolutions, to provide from time to time, out of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock, for a series of the Preferred Stock. Each such series shall have distinctive serial designations. Before any shares of any such series of Preferred Stock are issued, the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, by resolution or resolutions, the voting powers, full or limited, or no voting powers, and the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof as provided by Colorado law. Before issuing any shares of a class or series, the corporation shall deliver to the secretary of state for filing articles of amendment to these articles of incorporation that set forth information required by Colorado law, including but not limited to, the designations, preferences, limitations, and relative rights of the class or series of shares.

C. Voting. Unless otherwise ordered by a court of competent jurisdiction, at all meetings of shareholders of at least a majority of the shares of a voting group entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum of that voting group.

FOURTH: The number of directors of the corporation shall be fixed by the bylaws, should the bylaws fail to fix such a number, then by resolution adopted from time to time by the board of directors, provided that the number of directors shall not be more than seven (7) nor less than two (2). Two (2) directors shall constitute the initial board of directors. The following persons are elected to serve as the corporation's initial directors until the first annual meeting of shareholders or until their successors are duly elected and qualified:

Name	Address
Grant W. Peck	7331 South Meadow Court, Boulder, CO 80301
Dean F. Sessions	2040 W. 10th Avenue, Apt.E-301, Broomfield, Colorado 80020

FIFTH: The street address of the initial registered office of the corporation is 1600 Broadway, Denver, Colorado 80202. The name of the initial registered agent of the corporation at such address is CT Corporation System.

SIXTH: The address of the principal office of the corporation is 1911 San Vicente Blvd., Los Angeles, California 90049.

SEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and the same are in furtherance of and not in limitation or exclusion of the powers conferred by law.

(a) Conflicting Interest Transactions. As used in this paragraph, "conflicting interest transaction" means any of the following: (i) a loan or other assistance by the corporation to a director of the corporation or to an entity in which a director of the corporation is a director or officer or has a financial interest; (ii) a guaranty by the corporation of an obligation of a director of the corporation or of an obligation of an entity in which a director of the corporation is a director or officer or has a financial interest; or (iii) a contract or transaction between the corporation and a director of the corporation or between the corporation and an entity in which a director of the corporation is a director or officer or has a financial interest. No conflicting interest transaction shall be void or voidable, be enjoined, be set aside, or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of the corporation, solely because the conflicting interest transaction involves a director of the corporation or an entity in which a director of the corporation is a director or officer or has a financial interest, or solely because the director is present at or participates in the meeting of the corporation's board of directors or of the committee of the board of directors which authorized, approves or ratifies a conflicting interest transaction, or solely because the director's vote is counted for such purpose if: (A) the material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes, approves or ratifies the conflicting interest transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or (B) the material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the shareholders entitled to vote thereon, and the conflicting interest transaction is specifically authorized, approved or ratified in good faith by a vote of the shareholders; or (C) a conflicting interest transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes, approves or ratifies the conflicting interest transaction.

(b) Loans and Guaranties for the Benefit of Directors. Neither the board of directors nor any committee thereof shall authorize a loan by the corporation to a director of the corporation or to an entity in which a director of the corporation is a director or officer or has a financial interest, or a guaranty by the corporation of an obligation of a director of the corporation or of an obligation of an entity in which a director of the corporation is a director or officer or has a financial interest, until at least ten days after written notice of the proposed authorization of the loan or guaranty has been given to the shareholders who would be entitled to vote thereon if the issue of the loan or guaranty were submitted to a vote of the shareholders. The requirements of this paragraph (b) are in addition to, and not in substitution for, the provisions of paragraph

(a) of Article SEVENTH.

(c) Indemnification. The corporation shallindemnify, to the maximum extent permitted by law, any person who is or was a director, officer, agent, fiduciary or employee of the corporation against any claim, liability or expenses arising against or incurred by such person made party to a proceeding because he is or was a director, officer, agent, fiduciary or employee of the corporation or because he was a director, officer, agent, fiduciary or employee of the corporation or because he is or was serving another entity as a director, officer, partner, trustee, employee, fiduciary or agent at the corporation's request. The corporation shall further have the authority to the maximum extent permitted by law to purchase and maintain insurance providing such indemnification.

(d) Limitation on Director's Liability. No director of this corporation shall have any personal liability for monetary damages to the corporation or its shareholders for breach of his fiduciary duty as a director, except that this provision shall not eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for: (i) any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) voting for or assenting to a distribution in violation of Colorado Revised Statutes Section 7-106-401 or the articles of incorporation if it is established that the director did not perform his duties in compliance with Colorado Revised Statutes Section 7-108-401, provided that the personal liability of a director in this circumstance shall be limited to the amount of the distribution which exceeds what could have been distributed without violation of Colorado Revised Statutes Section 7-106-401 or the articles of incorporation; or (iv) any transaction from which the director directly or indirectly derives an improper personal benefit. Nothing contained herein will be construed to deprive any director of his right to all defenses ordinarily available to a director nor will anything herein be construed to deprive any director of any right he may have for contribution from any other director or other person.

(e) Negation of Equitable Interests in Shares or Rights. Unless a person is recognized as a shareholder through procedures established by the corporation pursuant to Colorado Revised Statutes Section 7-107-204 or any similar law, the corporation shall be entitled to treat the registered holder of any shares of the corporation as the owner thereof for all purposes permitted by the Colorado Business Corporation Act, including without limitation all rights deriving from such shares, and the corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares on the part of any other person including without limitation, a purchaser, assignee or transferee of such shares, unless and until such other person becomes the registered holder of such shares or is recognized as such, whether or not the corporation shall have either actual or constructive notice of the claimed interest of such other person. By way of example and not of limitation, until such other person has become the registered holder of such shares or is recognized pursuant to Colorado Revised Statutes

Section 7-107-204 or any similar applicable law, he shall not be entitled: (i) to receive notice of the meetings of the shareholders; (ii) to vote at such meetings; (iii) to examine a list of the shareholders; (iv) to be paid dividends or other distributions payable to shareholders; or (v) to own, enjoy and exercise any other rights deriving from such shares against the corporation. Nothing contained herein will be construed to deprive any beneficial shareholder, as defined in Colorado Revised Statutes Section 7-113-101(1), of any right he may have pursuant to Article 113 of the Colorado Business Corporation Act or any subsequent law.

EIGHTH: The name and address of the incorporator is:

Gary S. Joiner

4750 Table Mesa Drive

Boulder, Colorado 80303

DATED the 19th day of September, 1997.

/s/ Gary S. Joiner

Incorporator

Gary S. Joiner hereby consents to the appointment as the initial registered agent for Buffalo Capital V, Ltd.

/s/ Gary S. Joiner

Initial Registered Agent

BYLAWS OF ALADDIN OIL CORPORATION

ARTICLE I

Offices

The principal office of the corporation shall be designated from time to time by the corporation and may be within or outside of Colorado.

The corporation may have such other offices, either within or outside Colorado, as the board of directors may designate or as the business of the corporation may require from time to time.

The registered office of the corporation required by the Colorado Business Corporation Act to be maintained in Colorado may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time by the board of directors.

ARTICLE II

Shareholders

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held during the month of September of each year on a date and at a time fixed by the board of directors of the corporation (or by the president in the absence of action by the board of directors), beginning with the year 1998, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors is not held on the day fixed as provided herein for any annual meeting of the shareholders, or any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as it may conveniently be held.

A shareholder may apply to the district court in the county in Colorado where the corporation's principal office is located or, if the corporation has no principal office in Colorado, to the district court of the county in which the corporation's registered office is located to seek an order that a shareholder meeting be held (i) if an annual meeting was not held within six months after the close of the corporation's most recently ended fiscal year or fifteen months after its last annual meeting, whichever is earlier, or (ii) if the shareholder participated in a proper call of or proper demand for a special meeting and notice of the special meeting was not given within thirty days after the date of the call or the date the last of the demands necessary to require calling of the meeting was received by the corporation pursuant to C.R.S. Section 7-107-102(1)(b), or the special meeting was not held in accordance with the notice.

Section 2. Special Meetings. Unless otherwise prescribed by statute, special meetings of the shareholders may be called for any purpose by the president or by the board of directors. The president shall call a special meeting of the shareholders if the corporation receives one or more written demands for the meeting, stating the purpose or purposes for which it is to be held, signed and dated by holders of shares representing at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at the meeting.

Section 3. Place of Meeting. The board of directors may designate any place, either within or outside Colorado, as the place for any annual meeting or any special meeting called by the board of directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or outside Colorado, as the place for such meeting. If no designation is made, or if a special meeting is called other than by the board, the place of meeting shall be the principal office of the corporation.

Section 4. Notice of Meeting. Written notice stating the place, date, and hour of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting, except that (i) if the number of authorized shares is to be increased, at least thirty days' notice shall be given, or (ii) any other longer notice period is required by the Colorado Business Corporation Act. Notice of a special meeting shall include a description of the purpose or purposes of the meeting. Notice of an annual meeting need not include a description of the purpose or purposes of the meeting except the purpose or purposes shall be stated with respect to (i) an amendment to the articles of incorporation of the corporation, (ii) a merger or share exchange in which the corporation is a party and, with respect to a share exchange, in which the corporation's shares will be acquired, (iii) a sale, lease, exchange or other disposition, other than in the usual and regular course of business, of all or substantially all of the property of the corporation or of another entity which this corporation controls, in each case with or without the goodwill, (iv) a dissolution of the corporation, or (v) any other purpose for which a statement of purpose is required by the Colorado Business Corporation Act. Notice shall be given personally or by mail, private carrier, telegraph, teletype, electronically transmitted facsimile or other form of wire or wireless communication by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed and if in a comprehensible form, such notice shall be deemed to be given and effective when deposited in the United States mail, addressed to the shareholder at his address as it appears in the corporation's current record of shareholders, with postage prepaid. If notice is given other than by mail, and provided that such notice is in a comprehensible form, the notice is given and effective on the date received by the shareholder.

If requested by the person or persons lawfully calling such meeting, the secretary shall give notice thereof at corporation expense. No notice need be sent to any shareholder if three successive notices mailed to the last known address of such shareholder have been returned as undeliverable until such time as another address for such shareholder is made known to the corporation by such shareholder. In order to be entitled to receive notice of any meeting, a shareholder shall advise the corporation in writing of any change in such shareholder's mailing address as shown on the corporation's books and records.

When a meeting is adjourned to another date, time or place, notice need not be given of the new date, time or place if the new date, time or place of such meeting is announced before adjournment at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which may have been transacted at the original meeting. If the adjournment is for more than 120 days, or if a new record date is fixed for the adjourned meeting, a new notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting as of the new record date.

A shareholder may waive notice of a meeting before or after the time and date of the meeting by a writing signed by such shareholder. Such waiver shall be delivered to the corporation for filing with the corporate records. Further, by attending a meeting either in person or by proxy, a shareholder waives objection to lack of notice or defective notice of the meeting unless the shareholder objects at the beginning of the meeting to the holding of the meeting or the transaction of business at the meeting because of lack of notice or defective notice. By attending the meeting, the shareholder also waives any objection to consideration at the meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

Section 5. Fixing of Record Date. For the purposes of determining shareholders entitled to (i) notice of or vote at any meeting of shareholders or any adjournment thereof, (ii) receive distributions or share dividends, or (ii) demand a special meeting, or to make a determination of shareholders for any other proper purpose, the board of directors may fix a future date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days, and, in case of a meeting of shareholders not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed by the directors, the record date shall be the date on which notice of the meeting is mailed to shareholders, or the date on which the resolution of the board of directors providing for a distribution is adopted, as the case may be. When a determination of shareholders entitled to vote at any meeting of shareholders is made as provided in this Section, such determination shall apply to any adjournment thereof unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

Notwithstanding the above, the record date for determining the shareholders entitled to take action without a meeting or entitled to be given notice of action so taken shall be the date a writing upon which the action is taken is first received by the corporation. The record date for determining shareholders entitled to demand a special meeting shall be the date of the earliest of any of the demands pursuant to which the meeting is called.

Section 6. Voting Lists. The secretary shall make, at the earlier of ten days before each meeting of shareholders or two business days after notice of the meeting has been given, a complete list of the shareholders entitled to be given notice of such meeting or any adjournment thereof. The list shall be arranged by voting groups and within each voting group by class or series of shares, shall be in alphabetical order within each class or series, and shall show the address of and the number of shares of each class or series held by each shareholder. For the period beginning the earlier of ten days prior to the meeting or two business days after notice of the meeting is given and continuing through the meeting and any adjournment thereof, this list shall be kept on file at the principal office of the corporation, or at a place (which shall be identified in the notice) in the city where the meeting will be held. Such list shall be available for inspection on written demand by any shareholder (including for the purpose of this Section 6 any holder of voting trust certificates) or his agent or attorney during regular business hours and during the period available for inspection. The original stock transfer books shall be prima facie evidence as to the shareholders entitled to examine such list or to vote at any meeting of shareholders.

Any shareholder, his agent or attorney may copy the list during regular business hours and during the period it is available for inspection, provided (i) the shareholder has been a shareholder for at least three months immediately preceding the demand or holds at least five percent of all outstanding shares of any class of shares as of the date of the demand, (ii) the demand is made in good faith and for a purpose reasonably related to the demanding shareholder's interest as a shareholder, (iii) the shareholder describes with reasonable particularity the purpose and the records the shareholder desires to inspect, (iv) the records are directly connected with the described purpose and (v) the shareholder pays a reasonable charge covering the costs of labor and material for such copies, not to exceed the estimated cost of production and reproduction.

Section 7. Recognition Procedure for Beneficial Owners.

The board of directors may adopt by resolution a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. The resolution may set forth (i) the types of nominees to which it applies, (ii) the rights or privileges that the corporation will recognize in a beneficial owner, which may include rights and privileges other than voting; (iii) the form of certification and the information to be contained therein, (iv) if the certification is with respect to a record date, the time within which the certification must be received by the corporation, (v) the period for which the nominee's use of the procedure is effective, and (vi) such other provisions with respect to the procedure as the board deems necessary or desirable. Upon receipt by the corporation of a certificate complying with the procedure established by the board of directors, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the registered holders of the number of shares specified in place of the shareholder making the certification.

Section 8. Quorum and Manner of Acting. At least a majority of the votes entitled to be cast on a matter by a voting group shall constitute a quorum of that voting group for action on the matter. If less than a majority of such votes are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time without further notice, for a period not to exceed 120 days for any one adjournment. If a quorum is present at such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, unless the meeting is adjourned and a new record date is set for the adjourned meeting.

If a quorum exists, action on a matter other than the election of directors by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the vote of a greater number or voting by classes is required by law or the articles of incorporation.

Section 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy by signing an appointment form or similar writing, either personally or by his duly authorized attorney-in-fact. A shareholder may also appoint a proxy by transmitting or authorizing the transmission of a telegram, teletype, or other electronic transmission providing a written statement of the appointment to the proxy, a proxy solicitor, proxy support service organization, or other person duly authorized by the proxy to receive appointments as agent for the proxy, or to the corporation. The transmitted appointment shall set forth or be transmitted with written evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment. The proxy appointment form or similar writing shall be filed with the secretary of the corporation before or at the time of the meeting. The appointment of a proxy is effective when received by the corporation and is valid for eleven months unless a different period is expressly provided in the appointment form or similar writing.

Any complete copy, including an electronically transmitted facsimile, of an appointment of a proxy may be substituted for or used in lieu of the original appointment for any purpose for which the original appointment could be used.

Revocation of a proxy does not affect the right of the corporation to accept the proxy's authority unless (i) the corporation had notice that the appointment was coupled with an interest and notice that such interest is extinguished is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment, or (ii) other notice of the revocation of the appointment is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment. Other notice of revocation may, in the discretion of the corporation, be deemed to include the appearance at a shareholders' meeting of the shareholder who granted the proxy and his voting in person on any matter subject to a vote at such meeting.

The death or incapacity of the shareholder appointing a proxydoes not affect the right of the corporation to accept the proxy's authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment.

The corporation shall not be required to recognize an appointment made irrevocable if it has received a writing revoking the appointment signed by the shareholder (including a shareholder who is a successor to the shareholder who granted the proxy) either personally or by his attorney-in-fact, notwithstanding that the revocation may be a breach of an obligation of the shareholder to another person not to revoke the appointment.

Subject to Section 11 and any express limitation on the proxy's authority appearing on the appointment form, the corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment.

Section 10. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote, and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the articles of incorporation as permitted by the Colorado Business Corporation Act. Cumulative voting shall not be permitted in the election of directors or for any other purpose. Each record holder of stock shall be entitled to vote in the election of directors and shall have as many votes for each of the shares owned by him as there are directors to be elected and for whose election he has the right to vote.

At each election of directors, that number of candidates equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, shall be elected to the board of directors.

Except as otherwise ordered by a court of competent jurisdiction upon a finding that the purpose of this Section would not be violated in the circumstances presented to the court, the shares of the corporation are not entitled to be voted if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the first corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation except to the extent the second corporation holds the shares in a fiduciary capacity.

Redeemable shares are not entitled to be voted after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

Section 11. Corporation's Acceptance of Votes. If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation corresponds to the name of a shareholder, the corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and give it effect as the act of the shareholder. If the name signed on a vote, consent, waiver, proxy appointment or proxy appointment revocation does not correspond to the name of a shareholder, the corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and to give it effect as the act of the shareholder if:

(i) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

(ii) the name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

(iii) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

(iv) the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

(v) two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-tenants or fiduciaries, and the person signing appears to be acting on behalf of all the co-tenants or fiduciaries; or

(vi) the acceptance of the vote, consent, waiver, proxy appointment or proxy appointment revocation is otherwise proper under rules established by the corporation that are not inconsistent with this Section 11.

The corporation is entitled to reject a vote, consent, waiver, proxy appointment or proxy appointment revocation if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

Neither the corporation nor its officers nor any agent who accepts or rejects a vote, consent, waiver, proxy appointment or proxy appointment revocation in good faith and in accordance with the standards of this Section is liable in damages for the consequences of the acceptance or rejection.

Section 12. Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by all of the shareholders entitled to vote with respect to the subject matter thereof and received by the corporation. Such consent shall have the same force and effect as a unanimous vote of the shareholders and may be stated as such in the document. Action taken under this Section 12 is effective as of the date the last writing necessary to effect this action is received by the corporation, unless all of the writings specify a different effective date, in which case such specified date shall be the effective date for such action. If any shareholder revokes his consent as provided for herein prior to what would otherwise be the effective date, the action proposed in the consent shall be invalid. The record date for determining shareholders entitled to take action without a meeting is the date the corporation receives a writing upon which the action is taken.

Any shareholder who has signed a writing describing and consenting to action taken pursuant to this Section 12 may revoke such consent by a writing signed by the shareholder describing the action and stating that the shareholder's prior consent thereto is revoked, if such writing is received by the corporation before the effectiveness of the action.

Section 13. Meetings by Telecommunication. Any or all of the shareholders may participate in an annual or special shareholders' meeting by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting may hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

ARTICLE III

Board of Directors

Section 1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of its board of directors, except as otherwise provided in the Colorado Business Corporation Act or the articles of incorporation.

Section 2. Number, Qualifications and Tenure. The number of directors of the corporation shall be fixed from time to time by the board of directors, within a range of no less than two or more than seven. A director shall be a natural person who is eighteen years of age or older. A director need not be a resident of Colorado or a shareholder of the corporation.

Directors shall be elected at each annual meeting of shareholders. Each director shall hold office until the next annual meeting of shareholders following his election and thereafter until his successor shall have been elected and qualified. Directors shall be removed in the manner provided by the Colorado Business Corporation Act.

Section 3. Vacancies. Any director may resign at any time by giving written notice to the corporation. Such resignation shall take effect at the time the notice is received by the corporation unless the notice specifies a later effective date. Unless otherwise specified in the notice of resignation, the corporation's acceptance of such resignation shall not be necessary to make it effective. Any vacancy on the board of directors may be filled by the affirmative vote of a majority of the shareholders or the board of directors. If the directors remaining in office constitute fewer than a quorum of the board, the directors may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. If elected by the directors, the director shall hold office until the next annual shareholder's meeting at which directors are elected. If elected by the shareholders, the director shall hold office for the unexpired term of his predecessor in office; except that, if the director's predecessor was elected by the directors to fill a vacancy, the director elected by the shareholders shall hold office for the unexpired term of the last predecessor elected by the shareholders.

Section 4. Regular Meetings. A regular meeting of the board of directors shall be held without notice immediately after and at the same place as the annual meeting of shareholders. The board of directors may provide by resolution the time and place, either within or outside Colorado, for the holding of additional regular meetings without other notice.

Section 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or outside Colorado, as the place for holding any special meeting of the board of directors called by them, provided that no meeting shall be called outside the State of Colorado unless a majority of the board of directors has so authorized.

Section 6. Notice. Notice of any special meeting shall be given at least two days prior to the meeting by written notice either personally delivered or mailed to each director at his business address, or by notice transmitted by telegraph, telex, electronically transmitted facsimile or other form of wire or wireless communication. If mailed, such notice shall be deemed to be given and to be effective on the earlier of (i) three days after such notice is deposited in the United States mail, properly addressed, with postage prepaid, or (ii) the date shown on the return receipt, if mailed by registered or certified mail return receipt requested. If notice is given by telex, electronically transmitted facsimile or other similar form of wire or wireless communication, such notice shall be deemed to be given and to be effective when sent, and with respect to a telegram, such notice shall be deemed to be given and to be effective when the telegram is delivered to the telegraph company. If a director has designated in writing one or more reasonable addresses or facsimile numbers for delivery of notice to him, notice sent by mail, telegram, telex, electronically transmitted facsimile or other form of wire or wireless communication shall not be deemed to have been given or to be effective unless sent to such addresses or facsimile numbers, as the case may be.

A director may waive notice of a meeting before or after the time and date of the meeting by a writing signed by such director. Such waiver shall be delivered to the corporation for filing with the corporate records. Further, a director's attendance at or participation in a meeting waives any required notice to him of the meeting unless at the beginning of the meeting, or promptly upon his arrival, the director objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 7. Quorum. A majority of the number of directors fixed by the board of directors pursuant to Section 2 or, if no number is fixed, a majority of the number in office immediately before the meeting begins, shall constitute a quorum for the transaction of business at any meeting of the board of directors. If less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, for a period not to exceed sixty days at any one adjournment.

Section 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. No director may vote or act by proxy at any meeting of directors.

Section 9. Compensation. By resolution of the board of directors, any director may be paid any one or more of the following: his expenses, if any, of attendance at meetings, a fixed sum for attendance at each meeting, a stated salary as director, or such other compensation as the corporation and the director may reasonably agree upon. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 10. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors or committee of the board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (i) the director objects at the beginning of the meeting, or promptly upon his arrival, to the holding of the meeting or the transaction of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting, (ii) the director contemporaneously requests that his dissent or abstention as to any specific action taken be entered in the minutes of the meeting, or (iii) the director causes written notice of his dissent or abstention as to any specific action to be received by the presiding officer of the meeting before its adjournment or by the corporation promptly after the adjournment of the meeting. A director may dissent to a specific action at a meeting, while assenting to others. The right to dissent to a specific action taken at a meeting of the board of directors or a committee of the board shall not be available to a director who voted in favor of such action.

Section 11. Committees. By resolution adopted by a majority of all the directors in office when the action is taken, the board of directors may designate from among its members an executive committee and one or more other committees, and appoint one or more members of the board of directors to serve on them. To the extent provided in the resolution, each committee shall have all the authority of the board of directors, except that no such committee shall have the authority to (i) authorize distributions, (ii) approve or propose to shareholders actions or proposals required by the Colorado Business Corporation Act to be approved by shareholders, (iii) fill vacancies on the board of directors or any committee thereof, (iv) amend articles of incorporation, (v) adopt, amend or repeal the bylaws, (vi) approve a plan of merger not requiring shareholder approval, (vii) authorize or approve the reacquisition of shares unless pursuant to a formula or method prescribed by the board of directors, or (viii) authorize or approve the issuance or sale of shares, or contract for the sale of shares or determine the designations and relative rights, preferences and limitations of a class or series of shares, except that the board of directors may authorize a committee or officer to do so within limits specifically prescribed by the board of directors. The committee shall then have full power within the limits set by the board of directors to adopt any final resolution setting forth all preferences, limitations and relative rights of such class or series and to authorize an amendment of the articles of incorporation stating the preferences, limitations and relative rights of a class or series for filing with the Secretary of State under the Colorado Business Corporation Act.

Sections 4, 5, 6, 7, 8 and 12 of Article IV, which govern meetings, notice, waiver of notice, quorum, voting requirements and action without a meeting of the board of directors, shall apply to committees and their members appointed under this Section 11.

Neither the designation of any such committee, the delegation of authority to such committee, nor any action by such committee pursuant to its authority shall alone constitute compliance by any member of the board of directors or a member of the committee in question with his responsibility to conform to the standards of care set forth in Article IV, Section 14 of these bylaws.

Section 12. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the directors or any committee designated by the board of directors may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by all of the directors entitled to vote with respect to the action taken. Such consent shall have the same force and effect as a unanimous vote of the directors or committee members and may be stated as such in any document. Unless the consent specifies a different effective date, action taken under this Section 12 is effective at the time the last director signs a writing describing the action taken, unless, before such time, any director has revoked his consent by a writing signed by the director and received by the president or secretary of the corporation.

Section 13. Telephonic Meetings. The board of directors may permit any director (or any member of a committee designated by the board) to participate in a regular or special meeting of the board of directors or a committee thereof through the use of any means of communication by which all directors participating in the meeting can hear each other during the meeting. A director participating in a meeting in this manner is deemed to be present in person at the meeting.

Section 14. Standard of Care. A director shall perform his duties as a director, including, without limitation, his duties as a member of any committee of the board, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by the persons herein designated. However, he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A director shall not be liable to the corporation or its shareholders for any action he takes or omits to take as a director if, in connection with such action or omission, he performs his duties in compliance with this Section 14.

The designated persons on whom a director is entitled to rely are (i) one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented, (ii) legal counsel, public accountant, or other person as to matters which the director reasonably believes to be within such person's professional or expert competence, or (iii) a committee of the board of directors on which the director does not serve if the director reasonably believes the committee merits confidence.

ARTICLE IV

Officers and Agents

Section 1. General. The officers of the corporation shall be a president, one or more vice presidents, a secretary, a treasurer, and/or such other officers as may be appointed from time to time by the board of directors, each of whom shall be a natural person eighteen years of age or older. The board of directors or an officer or officers authorized by the board may appoint such other officers, assistant officers, committees and agents, including a chairman of the board, assistant secretaries and assistant treasurers, as they may consider necessary. The board of directors or the officer or officers authorized by the board shall from time to time determine the procedure for the appointment of officers, their term of office, their authority and duties and their compensation. One person may hold more than one office. In all cases where the duties of any officer, agent or employee are not prescribed by the bylaws, or by the board of directors, such officer, agent or employee shall follow the orders and instructions of the president of the corporation.

Section 2. Appointment and Term of Office. The officers of the corporation shall be appointed by the board of directors at each annual meeting of the board held after each annual meeting of the shareholders. If the appointment of officers is not made at such meeting or if an officer or officers are to be appointed by another officer or officers of the corporation, such appointment shall be made as soon thereafter as conveniently may be. Each officer shall hold office until the first of the following occurs: his successor shall have been duly appointed and qualified, his death, his resignation, or his removal in the manner provided in Section 3.

Section 3. Resignation and Removal. An officer may resign at any time by giving written notice of resignation to the corporation. The resignation is effective when the notice is received by the corporation unless the notice specifies a later effective date.

Any officer or agent may be removed at any time with or without cause by the board of directors or an officer or officers authorized by the board. Such removal does not affect the contract rights, if any, of the corporation or of the person so removed. The appointment of an officer or agent shall not in itself create contract rights.

Section 4. Vacancies. A vacancy in any office, however occurring, may be filled by the board of directors, or by the officer or officers authorized by the board, for the unexpired portion of the officer's term. If an officer resigns and his resignation is made effective at a later date, the board of directors, or officer or officers authorized by the board, may permit the officer to remain in office until the effective date and may fill the pending vacancy before the effective date if the board of directors or officer or officers authorized by the board provide that the successor shall not take office until the effective date. In the alternative, the board of directors, or officer or officers authorized by the board of directors, may remove the officer at any time before the effective date and may fill the resulting vacancy.

Section 5. President. Subject to the direction and supervision of the board of directors, the president shall be the chief executive officer of the corporation, and shall have general and active control of its affairs and business and general supervision of its officers, agents and employees. Unless otherwise directed by the board of directors, the president shall attend in person or by substitute appointed by him, or shall execute on behalf of the corporation written instruments appointing a proxy or proxies to represent the corporation, at all meetings of the stockholders of any other corporation in which the corporation holds any stock. On behalf of the corporation, the president may in person or by substitute or by proxy execute written waivers of notice and consents with respect to any such meetings. At all such meetings and otherwise, the president, in person or by substitute or proxy, may vote the stock held by the corporation, execute written consents and other instruments with respect to such stock, and exercise any and all rights and powers incident to the ownership or said stock, subject to the instructions, if any, of the board of directors. The president shall have custody of the treasurer's bond, if any.

Section 6. Vice Presidents. The vice presidents shall assist the president and shall perform such duties as may be assigned to them by the president or by the board of directors. In the absence of the president, the vice president, if any (or, if more than one, the vice presidents in the order designated by the board of directors, or if the board makes no such designation, then the vice president designated by the president, or if neither the board nor the president makes any such designation, the senior vice president as determined by first election to that office), shall have the powers and perform the duties of the president.

Section 7. Secretary. The secretary shall (i) prepare and maintain as permanent records the minutes of the proceedings of the shareholders and the board of directors, a record of all actions taken by the shareholders or board of directors without a meeting, a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the corporation, and a record of all waivers of notice of meetings of shareholders and of the board of directors or any committee thereof, (ii) see that all notices are duly given in accordance with the provisions of these bylaws and as required by law, (iii) serve as custodian of the corporate records and of the seal of the corporation and affix the seal to all documents when authorized by the board of directors, (iv) keep at the corporation's registered office or principal place of business a record containing the names and addresses of all shareholders in a form that permits preparation of a list of shareholders arranged by voting group and by class or series of shares within each group, that is alphabetical within each class or series and that shows the address of, and the number of shares of each class or series held by each shareholder, unless such a record shall be kept at the office of the corporation's transfer agent or registrar, (v) maintain at the corporation's principal office the originals or copies of the corporation's articles of incorporation, bylaws, minutes of all shareholders' meetings and records of all action taken by shareholders without a meeting for the past three years, all written communications within the past three years to shareholders as a group or to the holders of any class or series of shares as a group, a list of the name and business addresses of the current directors and officers, a copy of the corporation's most recent corporate report filed with the Secretary of State, and financial statements showing in reasonable detail the corporation's assets and liabilities and results of operations for the last three years, (vi) have general charge of the stock transfer books of the corporation, unless the corporation has a transfer agent, (vii) authenticate records of the corporation, and (vii) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors. Assistant secretaries, if any, shall have the same duties and powers subject to supervision by the secretary. The directors and/or shareholders may however respectively designate a person other than the secretary or assistant secretary to keep the minutes of their respective meetings.

Any books, records, or minutes of the corporation may be in written form or in any form capable of being converted into written form within a reasonable time.

Section 8. Treasurer. The treasurer shall be the principal financial officer of the corporation, shall have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the corporation and shall deposit the same in accordance with the instructions of the board of directors. He shall receive and give receipts and acquittances for money paid in on account of the corporation, and shall pay out of the corporation's funds on hand all bills, payrolls and other just debts of the corporation of whatever nature upon maturity. He shall perform all other duties incident to the office of the treasurer and, upon request of the board, shall make such reports to it as may be required at any time. He shall, if required by the board, give the corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his duties and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation. He shall have such other powers and perform such other duties as may from time to time be prescribed by the board of directors or the president. The assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the treasurer.

The treasurer shall also be the principal accounting officer of the corporation. He shall prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account as required by the Colorado Business Corporation Act, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit and prepare and furnish to the president and the board of directors statements of account showing the financial position of the corporation and the results of its operations.

ARTICLE V

Stock

Section 1. Certificates. The board of directors shall be authorized to issue any of its classes of shares with or without certificates. The fact that the shares are not represented by certificates shall have no effect on the rights and obligations of shareholders. If the shares are represented by certificates, such shares shall be represented by consecutively numbered certificates signed, either manually or by facsimile, in the name of the corporation by one or more persons designated by the board of directors. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nonetheless be issued by the corporation with the same effect as if he were such officer at the date of its issue. Certificates of stock shall be in such form and shall contain such information consistent with law as shall be prescribed by the board of directors. If shares are not represented by certificates, within a reasonable time following the issue or transfer of such shares, the corporation shall send the shareholder a complete written statement of all of the information required to be provided to holders of uncertificated shares by the Colorado Business Corporation Act.

Section 2. Consideration for Shares. Certificated or uncertificated shares shall not be issued until the shares represented thereby are fully paid. The board of directors may authorize the issuance of shares for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed or other securities of the corporation. Future services shall not constitute payment or partial payment for shares of the corporation. The promissory note of a subscriber or an affiliate of a subscriber shall not constitute payment or partial payment for shares of the corporation unless the note is negotiable and is secured by collateral, other than the shares being purchased, having a fair market value at least equal to the principal amount of the note. For purposes of this Section 2, "promissory note" means a negotiable instrument on which there is an obligation to pay independent of collateral and does not include a non-recourse note.

Section 3. Lost Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, the board of directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as the board may prescribe. The board of directors may in its discretion require an affidavit of lost certificate and/or a bond in such form and amount and with such surety as it may determine before issuing a new certificate.

Section 4. Transfer of Shares. Upon surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and receipt of such documentary stamps as may be required by law and evidence of compliance with all applicable securities laws and other restrictions, the corporation shall issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the stock books of the corporation which shall be kept at its principal office or by the person and at the place designated by the board of directors.

Except as otherwise expressly provided in Article V, Sections 7 and 11, and except for the assertion of dissenters' rights to the extent provided in Article 113 of the Colorado Business Corporation Act, the corporation shall be entitled to treat the registered holder of any shares of the corporation as the owner thereof for all purposes, and the corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares on the part of any person other than the registered holder, including without limitation any purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such other person becomes the registered holder of such shares, whether or not the corporation shall have either actual or constructive notice of the claimed interest of such other person.

Section 5. Transfer Agent, Registrars and Paying Agents. The board may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the corporation. Such agents and registrars may be located either within or outside Colorado. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

ARTICLE VI

Indemnification of Certain Persons

Section 1. Indemnification. For purposes of Article VI, a "Proper Person" means any person who was or is a party or is threatened to be made a party to any threatened, pending, or complete action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any foreign or domestic profit or nonprofit corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company, or other enterprise or employee benefit plan. The corporation shall indemnify any Proper Person against reasonably incurred expenses (including any attorneys' fees), judgments, penalties, fines (including any excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement reasonably incurred by him in connection with such action, suit or proceeding if it is determined by the groups set forth in Section 4 of this Article that he conducted himself in good faith and that he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation's best interests, or (ii) in all other cases (except criminal cases), that his conduct was at least not opposed to the corporation's best interests, or (iii) in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. A Proper Person will be deemed to be acting in his official capacity while acting as a director, officer, employee or agent on behalf of this corporation and not while acting on this corporation's behalf for some other entity.

No indemnification shall be made under this Article VI to a Proper Person with respect to any claim, issue or matter in connection with a proceeding by or in the right of a corporation in which the Proper Person was adjudged liable to the corporation or in connection with any proceeding charging that the Proper Person derived an improper personal benefit, whether or not involving action in an official capacity, in which he was adjudged liable on the basis that he derived an improper personal benefit. Further, indemnification under this Section in connection with a proceeding brought by or in the right of the corporation shall be limited to reasonable expenses, including attorneys' fees, incurred in connection with the proceeding.

Section 2. Right to Indemnification. The corporation shall indemnify any Proper Person who was wholly successful, on the merits or otherwise, in defense of any action, suit, or proceeding as to which he was entitled to indemnification under Section 1 of this Article VI against expenses (including attorneys' fees) reasonably incurred by him in connection with the proceeding without the necessity of any action by the corporation other than the determination in good faith that the defense has been wholly successful.

Section 3. Effect of Termination of Action. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person seeking indemnification did not meet the standards of conduct described in Section 1 of this Article VI. Entry of a judgment by consent as part of a settlement shall not be deemed an adjudication of liability, as described in Section 2 of this Article VI.

Section 4. Groups Authorized to Make Indemnification Determination. Except where there is a right to indemnification as set forth in Sections 1 or 2 of this Article or where indemnification is ordered by a court in Section 5, any indemnification shall be made by the corporation only as authorized in the specific case upon a determination by a proper group that indemnification of the Proper Person is permissible under the circumstances because he has met the applicable standards of conduct set forth in Section 1 of this Article.

This determination shall be made by the board of directors by a majority vote of those present at a meeting at which a quorum is present, which quorum shall consist of directors not parties to the proceeding ("Quorum"). If a Quorum cannot be obtained, the determination shall be made by a majority vote of a committee of the board of directors designated by the board, which committee shall consist of two or more directors not parties to the proceeding, except that directors who are parties to the proceeding may participate in the designation of directors for the committee. If a Quorum of the board of directors cannot be obtained and the committee cannot be established, or even if a Quorum is obtained or the committee is designated and a majority of the directors constituting such Quorum or committee so directs, the determination shall be made by (i)

independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in this Section 4, or, if a Quorum of the full board of directors cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board (including directors who are parties to the action) or (ii) a vote of the shareholders.

Section 5. Court-Ordered Indemnification. Any Proper Person may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction for mandatory indemnification under Section 2 of this Article, including indemnification for reasonable expenses incurred to obtain court- ordered indemnification. If the court determines that such Proper Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standards of conduct set forth in Section 1 of this Article or was adjudged liable in the proceeding, the court may order such indemnification as the court deems proper except that if the Proper Person has been adjudged liable, indemnification shall be limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

Section 6. Advance of Expenses. Reasonable expenses (including attorneys' fees) incurred in defending an action, suit or proceeding as described in Section 1 may be paid by the corporation to any Proper Person in advance of the final disposition of such action, suit or proceeding upon receipt of (i) a written affirmation of such Proper Person's good faith belief that he has met the standards of conduct prescribed by Section 1 of this Article VI, (ii) a written undertaking, executed personally or on the Proper Person's behalf, to repay such advances if it is ultimately determined that he did not meet the prescribed standards of conduct (the undertaking shall be an unlimited general obligation of the Proper Person but need not be secured and may be accepted without reference to financial ability to make repayment), and (iii) a determination is made by the proper group (as described in Section 3 of this Article VI) that the facts as then known to the group would not preclude indemnification. Determination and authorization of payments shall be made in the same manner specified in Section 4 of this Article VI.

Section 7. Witness Expenses. The sections of this Article VI do not limit the corporation's authority to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he has not been a named defendant or respondent in the proceeding.

Section 8. Report to Shareholders. Any indemnification of or advance of expenses to a director in accordance with this Article VI, if arising out of a proceeding by or on behalf of the corporation, shall be reported in writing to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

ARTICLE VII

Provision of Insurance

By action of the board of directors, notwithstanding any interest of the directors in the action, the corporation may purchase and maintain insurance, in such scope and amounts as the board of directors deems appropriate on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation, or who, while a director, officer, employee, fiduciary or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company or other enterprise or employee benefit plan, against any liability asserted against, or incurred by, him in that capacity arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Article VI or applicable law. Any such insurance may be procured from any insurance company designated by the board of directors of the corporation, whether such insurance company is formed under the laws of Colorado or any other jurisdiction of the

United States or elsewhere, including any insurance company in which the corporation has an equity interest or any other interest, through stock ownership or otherwise.

ARTICLE VIII

Miscellaneous

Section 1. Seal. The corporate seal of the corporation shall be circular in form and shall contain the name of the corporation and the words, "Seal, Colorado."

Section 2. Fiscal Year. The fiscal year of the corporation shall be as established by the board of directors.

Section 3. Amendments. The board of directors shall have power, to the maximum extent permitted by the Colorado Business Corporation Act, to make, amend and repeal the bylaws of the corporation at any regular or special meeting of the board unless the shareholders, in making, amending or repealing a particular bylaw, expressly provide that the directors may not amend or repeal such bylaw. The shareholders also shall have the power to make, amend or repeal the bylaws of the corporation at any annual meeting or at any special meeting called for that purpose.

Section 4. Gender. The masculine gender is used in these bylaws as a matter of convenience only and shall be interpreted to include the feminine and neuter genders as the circumstances indicate.

Section 5. Conflicts. In the event of any irreconcilable conflict between these bylaws and either the corporation's articles of incorporation or applicable law, the latter shall control.

Section 6. Definitions. Except as otherwise specifically provided in these bylaws, all terms used in these bylaws shall have the same definition as in the Colorado Business Corporation Act.

THE FOREGOING BYLAWS, consisting of eighteen (18) pages, including this page, constitute the bylaws of Buffalo Capital V, Ltd. adopted by the board of directors of the corporation as of September 20, 1997.

/s/ Dean F. Sessions

Secretary